UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)
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Filed by a party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Everi Holdings Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 18, 2025
Dear Stockholder:
On behalf of the Board of Directors and officers of Everi Holdings Inc. (“we,” “us,” “our,” “Everi,” or the “Company”), we are pleased to invite you to attend our 2025 Annual Meeting of Stockholders. The meeting will be held at Everi’s headquarters located at 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113, on Wednesday, May 21, 2025 at 9:00 a.m. Pacific Time (the “Annual Meeting”).
At the Annual Meeting, you will be asked to:

1	2	3	4
Elect three Class II director nominees named in this Proxy Statement.	Approve, on a non-binding, advisory basis, the compensation of our named executive officers.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	Transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
The accompanying Proxy Statement provides a detailed description of these proposals and other information that you should read and consider before voting.
Your vote is very important to us. Regardless of whether you expect to attend the Annual Meeting in person, please submit your proxy or voting instructions over the Internet, telephone, or by mail as soon as possible so that your shares are represented at the Annual Meeting and your vote is properly recorded. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you previously submitted your proxy.
If you have any questions concerning the Annual Meeting, and you are the stockholder of record of your shares, please contact our Vice President, Investor Relations, Jennifer Hills, at jennifer.hills@everi.com or (702) 676-9513. If your shares are held by a broker or other nominee, please contact your broker or other nominee for questions concerning the Annual Meeting.
Your Board brings executive, financial, and strategic leadership together with a wide range of complementary skills and backgrounds relative to the Company’s industry, to assist management in continuing to drive success. The Board remains diligent and highly focused on our people, sustainable growth, and performance. On behalf of the Board of Directors and our employees, we thank you for your past and ongoing support of the Company.
Sincerely,
/s/ Randy L. Taylor
Randy L. Taylor
President and Chief Executive Officer & Director

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
Date and Time: Wednesday, May 21, 2025 9:00 a.m. Pacific Time	Location: Everi Holdings Inc. Corporate Headquarters 7250 South Tenaya Way, Suite 100 Las Vegas, Nevada 89113
To Our Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Everi Holdings Inc., at which stockholders will vote on the following proposals listed below. Your vote is very important to us. Regardless of whether you expect to attend the Annual Meeting in person, please submit your proxy or voting instructions over the Internet, telephone, or by mail as soon as possible so that your shares are represented at the Annual Meeting and your vote is properly recorded. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you previously submitted your proxy.

Proposals		How to Vote
1.	Election of three Class II director nominees named in this Proxy Statement.	Visit www.proxyvote.com or the website on your voting instruction form.
2.	To approve on a non-binding, advisory basis, the compensation of our named executive officers.	Call 1-800-690-6903 or the number on your voting instruction form.
3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form.
4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.	If you plan to attend the meeting in person, you will need to bring a government-issued picture ID and proof of ownership of Everi Holdings Inc. common stock as of the record date.
We strongly encourage you to vote in advance of the meeting over the Internet, telephone, or by mail as described above.

Record Date
Stockholders of record as of the close of business on April 4, 2025 will be entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 21, 2025. Our Proxy Statement is attached. Financial and other information concerning Everi Holdings Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2024 (the “2024 Annual Report”). A complete set of proxy materials relating to our Annual Meeting is available on the Internet. These materials, consisting of the Notice of 2025 Annual Meeting of Stockholders, Proxy Statement, Proxy Card, and 2024 Annual Report are available and may be viewed at www.proxyvote.com.

This Notice of Annual Meeting and the accompanying Proxy Statement are first being made available to our stockholders on April 18, 2025.
By Order of the Board of Directors,
/s/ Kate C. Lowenhar-Fisher
Kate C. Lowenhar-Fisher
Executive Vice President, Chief Legal Officer – General Counsel
and Corporate Secretary

April 18, 2025

PROXY STATEMENT TABLE OF CONTENTS
PROXY STATEMENT SUMMARY	5	Anti-Hedging and Anti-Pledging Policies	65
2024 Performance	6	Equity Award Grant Practices	65
Corporate Governance Highlights	9	Retirement Plans	65
Environmental Sustainability	10	Severance Benefits	66
Social Responsibility	12	Compensation Committee Report	66
Governance	13	Compensation of Named Executive Officers	67
PROXY STATEMENT	14	Summary Compensation Table	67
PROPOSAL 1: ELECTION OF THREE CLASS II DIRECTORS	14	Grants of Plan-Based Awards	69
		Outstanding Equity Awards at Fiscal Year-End	70
BOARD AND CORPORATE GOVERNANCE MATTERS	23	Option Exercises and Stock Vested	72
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	46	Employment Contracts and Equity Agreements, Termination of Employment and Change in Control Arrangements	73
EXECUTIVE OFFICERS	48
PROPOSAL 2: ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)	49	Pension Benefits and Nonqualified Deferred Compensation	77

EXECUTIVE COMPENSATION	50	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	78
Compensation Discussion and Analysis	50
I. EXECUTIVE SUMMARY	51
Compensation Actions	51	EQUITY COMPENSATION PLAN INFORMATION	80
II. COMPENSATION PHILOSOPHY AND OBJECTIVES	52	PAY RATIO	80
Compensation Governance Practices	53	PAY VERSUS PERFORMANCE	81
Components of Our Compensation Program	54	PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	86
2024 Target Total Compensation	55
2024 Say on Pay Results	55	REPORT OF THE AUDIT COMMITTEE	88
III. COMPENSATION DECISION MAKING PROCESS	55	FREQUENTLY ASKED QUESTIONS	89
Role of the Board	55	OTHER MATTERS	94
Role of the Compensation Committee	56	ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K	94
Role of Management	56
Role of Compensation Consultant	56	APPENDIX A: UNAUDITED RECONCILIATION OF SELECTED FINANCIAL GAAP TO NON-GAAP MEASURES	A-1
Compensation Risk Oversight	57
IV. COMPENSATION COMPETITIVE ANALYSIS	58	APPENDIX B: PROXY VOTING CARD	B-1
2024 Peer Group	58
V. ELEMENTS OF COMPENSATION	59
Base Salary Compensation	59
Annual Incentives	59
2024 Annual Incentive Performance Metrics	60
2024 Performance and Actual Payouts	61	INDEX OF FREQUENTLY REQUESTED INFORMATION
Retention Bonuses	61	Corporate Governance Highlights	9
Long-Term Equity Incentive Awards	62	Director Nominees	14
2024 Annual Equity Awards	63	Director Compensation	43
VI. ADDITIONAL COMPENSATION POLICIES AND PRACTICES	64	Compensation of Named Executive Officers	67
Equity Ownership Policy	64	Pay Ratio	80
Clawback Policy	65

PROXY STATEMENT SUMMARY

2025 Annual Meeting of Stockholders

DATE AND TIME Wednesday, May 21, 2025 9:00 a.m. Pacific Time	LOCATION Everi Holdings Inc. Corporate Headquarters 7250 South Tenaya Way, Suite 100 Las Vegas, NV 89113	RECORD DATE APRIL 4, 2025

How to Vote
VIA THE INTERNET Visit www.proxyvote.com or the website on your voting instruction form.	BY TELEPHONE Call 1-800-690-6903 or the number on your voting instruction form.	BY MAIL Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form.
ATTENDING THE MEETING

If you plan to attend the meeting in person, you will need to bring a government-issued picture ID and proof of ownership of Everi Holdings Inc. common stock as of the record date.

Annual Meeting Proposals
Proposal	Description	Board Recommendation	Page (for more detail)
1	Election of three Class II director nominees named in this Proxy Statement.	☑ FOR each of the Board’s nominees	14
2	Approval, on a non-binding advisory basis, of the compensation of our named executive officers.	☑ FOR	49
3	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☑ FOR	86
Stockholders will also transact any other business that properly comes before the meeting.

General
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Everi Holdings Inc. (“we,” “us,” “Everi,” or the “Company”) for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. On or about April 18, 2025, we will begin distributing to each stockholder entitled to vote at the 2025 Annual Meeting of Stockholders this Proxy Statement, the Notice of 2025 Annual Meeting of Stockholders, a proxy card or voting instruction form, and our 2024 Annual Report. Shares represented by a properly executed proxy will be voted in accordance with the instructions provided by the stockholder. This summary highlights information contained elsewhere in this Proxy Statement; however, it does not contain all the information you should consider. You should read the entire Proxy Statement before casting your vote.

Additional information, including “FREQUENTLY ASKED QUESTIONS” about this Proxy Statement, the Annual Meeting, and voting can be found on pages 89-93.

2024 Performance

•Total Revenues of $757.9 million, consisted of:
•Games revenue of $378.9 million
•FinTech revenue of $379.0 million
•Recurring revenues were $586.9 million, or 77% of Total Revenue
•Games sales of 4,250 units, average selling price of $20,840 per unit
•Gaming operations total install base of 15,945 units
•Premium units represented 44.9% of total installed base
•Financial Access transactions of 155.7 million and total value processed of $50.7 billion
•Net Income of $15.0 million
•Fully diluted EPS of $0.17
•Capital expenditures of $156.4 million invested for future organic growth

THE PENDING PROPOSED TRANSACTION

On July 26, 2024, the Company entered into definitive agreements with International Game Technology PLC, a public limited company incorporated under the laws of England and Wales (“IGT”), Ignite Rotate LLC, a Delaware limited liability company and a direct wholly owned subsidiary of IGT, Voyager Parent, LLC, a Delaware limited liability company (“Buyer”), and Voyager Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Buyer, whereby we and IGT’s Gaming & Digital business (“IGT Gaming”) are expected to be simultaneously acquired by Buyer, a newly formed holding company owned by funds managed by affiliates of Apollo Global Management, Inc., in an all-cash transaction (the “Pending Proposed Transaction”).

Following the closing of the Pending Proposed Transaction, IGT Gaming and Everi will be privately owned companies that are part of one combined enterprise and Everi’s common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the terms of the agreements, Everi stockholders will receive $14.25 per share in cash (subject to adjustment for any stock or interest split, division or subdivision of shares, stock dividend, reverse stock split, combination of shares, reclassification, recapitalization, or other similar transaction) and IGT will receive $4.1 billion of gross cash proceeds for IGT Gaming, subject to customary transaction adjustments in accordance with the definitive agreements. The acquisitions of IGT Gaming and Everi by Buyer are cross-conditioned. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals.

For more information on our 2024 results and other related financial measures, we refer you to our 2024 Annual Report.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS AND WEBSITE REFERENCES
This Proxy Statement contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance, but instead are based only on our current beliefs, expectations, and assumptions regarding the future of our business, plans and strategies, projections, anticipated events and trends, the economy, and other future conditions, including the Pending Proposed Transaction, as of the date on which this report is filed, and these are subject to change, including the standards for measuring progress that are still in development. Forward-looking statements often, but do not always, contain words such as “expect,” “anticipate,” “strive,” “aim to,” “designed to,” “commit,” “intend,” “plan,” “believe,” “goal,” “target,” “future,” “assume,” “endeavor,” “estimate,” “seek,” “project,” “promote,” “may,” “can,” “could,” “should,” or “will” and other words and terms of similar meaning. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which are based only on information currently available to us and only as of the date hereof. We undertake no obligation to update or publicly revise any forward-looking statements as a result of new information, future developments or otherwise, except required by law.
All statements other than statements of historical or current facts, including statements regarding our strategy, our operational objectives, the Pending Proposed Transaction, and our environmental sustainability and social responsibility plans and goals, made in this document are forward-looking and aspirational, and are not guarantees or promises such expectations, plans, or goals will be met. Examples of such forward-looking statements include, among others, our expectations, goals, or plans related to corporate responsibility, sustainability and environmental matters, employees, policy, business, procurement and other risks and opportunities, statements regarding our strategy, our operational objectives, and our environmental and social plans and goals, statements regarding the Pending Proposed Transaction and the anticipated benefits thereof and opportunities related thereto; and Everi’s outlook, including, among other matters, its outlook for 2025 financial and operating metrics (including revenue, Adjusted EBITDA, and Free Cash Flow).
Forward-looking statements are subject to inherent risks, uncertainties, and changes in circumstances that are often difficult to predict and many of which are beyond our control, including, but not limited to, the following: macro-economic impacts on consumer discretionary spending, interest rates and interest expense; global supply chain disruption; inflationary impact on supply chain costs; inflationary impact on labor costs and retention; equity incentive activity and compensation expense; our ability to maintain revenue, earnings, and cash flow momentum or lack thereof; changes in global market, business and regulatory conditions whether as a result of a pandemic or other economic or geopolitical developments around the world, including availability of discretionary spending income of casino patrons as well as expectations for the closing or re-opening of casinos; product and technological innovations that address customer needs in a new and evolving operating environment; to enhance stockholder value in the long-term; trends in gaming establishment and patron usage of our products; benefits realized by using our products and services; benefits and/or costs associated with mergers, acquisitions, and/or strategic alliances (including the Pending Proposed Transaction); product development, including the benefits from the release of new products, new product features, product enhancements, or product extensions; regulatory approvals and changes; gaming, financial regulatory, legal, card association, and statutory compliance and changes; the implementation of new or amended card association and payment network rules or interpretations; consumer collection activities; competition (including consolidations); tax liabilities; borrowings and debt repayments; goodwill impairment charges; international expansion or lack thereof; resolution of litigation or government investigations; our share repurchase and dividend policy; new customer contracts and contract renewals or lack thereof; and financial performance and results of operations (including revenue, expenses, margins, earnings, cash flow, and capital expenditures).
Our actual results and financial condition may differ materially from those indicated in these forward-looking statements as a result of various risks, uncertainties, and changes in circumstances, including, but not limited to, the following: the risk that the closing conditions and the consummation of the Pending Proposed Transaction will not be satisfied or occur in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits, synergies and operating efficiencies of the Pending Proposed Transaction, or to successfully separate and/or integrate IGT’s Gaming and Digital businesses, within the expected timeframes or at all; the ability to retain key personnel; the perception and impact of the announcement of the Pending Proposed Transaction on the market price of the capital stock of Everi and on Everi’s operations, including the diversion of management’s attention and resources; the occurrence of any event, change or other circumstances that could give rise to the termination of the Pending Proposed Transaction; our ability to generate profits in the future and to create incremental value for stockholders; our ability to withstand economic slowdowns, inflationary and other economic factors that pressure discretionary consumer spending; our ability to execute on mergers, acquisitions and/or strategic alliances, including our ability to integrate and operate such acquisitions or alliances consistent with our forecasts in order to achieve future growth; our ability to execute on key initiatives and deliver ongoing improvements; expectations regarding growth for the Company’s installed base and daily win per unit; expectations regarding placement fee agreements; inaccuracies in underlying operating assumptions; our ability to withstand direct and indirect impacts of a pandemic outbreak or other public health crisis of uncertain duration on our business and the businesses of our customers and suppliers, including as a result of actions taken in response to governments, regulators, markets and individual consumers; changes in global market, business, and regulatory conditions arising as a result of economic, geopolitical and other developments around the world, including a global pandemic, increased conflict and political turmoil, capital market disruptions and instability of financial institutions; climate change or currently unexpected crises or natural disasters; our leverage and the related covenants that restrict our operations; our ability to comply with our debt covenants and our ability to generate sufficient cash to service all of our indebtedness, fund working capital, and capital expenditures; our ability to withstand the loss of revenue during a closure of our customers’ facilities; our ability to maintain our current customers; our ability to replace revenue associated with terminated contracts or margin degradation from contract renewals: expectations regarding customers’ preferences and demands for future product and service offerings; our ability to successfully introduce new products and services, including third-party licensed content; gaming establishment and patron preferences; failure to control product development costs and create successful new products; the overall growth or contraction of the gaming industry; anticipated sales performance; our ability to prevent, mitigate, or timely recover from cybersecurity breaches, attacks, and compromises or other security vulnerabilities; national and international economic and industry conditions including the prospect of a shutdown of the U.S. federal government; changes in gaming regulatory, financial regulatory, legal, card association, and statutory requirements; the impact of evolving legal and regulatory requirements, including emerging environmental, social and governance (“ESG”) requirements; regulatory and licensing difficulties; competitive pressures and changes in the competitive environment; operational limitations; changes to tax laws; uncertainty of litigation outcomes; interest rate fluctuations; business prospects; unanticipated expenses or capital needs; technological obsolescence and our ability to adapt to evolving technologies, including generative artificial intelligence, employee hiring, turnover, and retention; our ability to comply with regulatory requirements under the Payment Card Industry (“PCI”) Data Security Standards and maintain our certified status; and those other risks and uncertainties discussed in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 1A. Risk Factors” of our 2024 Annual Report. Given these risks and uncertainties, there can be no assurance that the forward-looking information contained in this document statement will in fact transpire or prove to be accurate.
This document should be read in conjunction with our Annual Report and with the information included in our press releases, reports and other filings with the Securities and Exchange Commission. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.
Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Corporate Governance Highlights

Our Board has developed strong corporate governance practices to promote long-term value creation, transparency, and accountability. Highlights of our corporate governance policies include:

WHAT WE DO

•78% Independent Directors - 7 of 9
•"Plurality-Plus" Voting for Directors (mandatory resignation policy for nominees who fail to receive an affirmative majority of votes cast)
•Limitations on Outside Public Company Board Service
•Lead Independent Director
•Separate Chair of the Board and Chief Executive Officer
•Entirely Independent Committees
•Audit Committee Financial Experts - 4 of 7
•Annual Board and Committee Self-Evaluations
•Systemic Risk Oversight by Board and Committees
•Environmental Sustainability and Social Responsibility Oversight by Board and Committees
•Cybersecurity and Information Technology Oversight by Board and Committees
•Regular Executive Sessions of Independent Directors
•Investor Outreach Program
•Equity Ownership Policy with required holdings for Directors and Executives
•Cash and Equity Compensation Clawback Policy
•Annual Say on Pay Advisory Vote
•"Double-Trigger" for Change in Control Severance Payments
•Ongoing Board Refreshment Planning
•Executive Succession Planning Process
•Comprehensive Code of Business Conduct, Standards and Ethics; Supplier Code of Conduct; and Corporate Governance Guidelines
•Compliance Hotline

WHAT WE DON’T DO

•Poison Pill
•Allow Pledging of Our Securities
•Allow Hedging of Our Securities
•Reprice Stock Options without Stockholder Approval
•Allow Cash Buyouts of Underwater Stock Options without Stockholder Approval
•Grant Excess Perquisites
•Allow Excise Tax Gross Ups

Environmental Sustainability
Our industry. Our communities. Our world. We focus on the responsibility we have as a financial technology provider and gaming equipment supplier to respect our environment. To support our efforts we have a number of Company-wide programs in place to help protect the environment, including: Reducing Resource Consumption and Waste, Recycling and Parts Refurbishment, and Lowering Carbon Emissions.
Reducing Resource Consumption and Waste
Over the last four years, we have consolidated certain of our assembly and warehouse facilities to maximize operational efficiencies. We have also downsized and modified other offices to reflect the lower office and cubicle needs of our employees working remotely or on hybrid work arrangements. These efforts are beneficial to our sustainability efforts, including reduction of our energy, water, and paper consumption.
We have several Company-wide programs in place designed to help protect the environment. We implemented recording and reporting protocols at our corporate headquarters, and our other administrative offices and production locations to monitor our environmental impact at those locations.
With administrative offices and production facilities worldwide, we are committed to optimizing our use of electricity and water. We have implemented metrics to measure water and electric energy use domestically. We strive to reduce overall water and electric energy usage throughout these domestic facilities through technologies such as motion-activated lights conversion to LED lighting, low-flow toilets, and water filtration systems.
Similarly, to reduce bottled water waste, we have installed water filtration systems and hydration stations at nearly 100% of our domestic administrative offices and production facilities to encourage our employees to utilize refillable water bottles, rather than single use plastic water bottles.
In addition, we have an initiative to reduce our overall paper usage. We reprogrammed our printer settings to default to double-sided printing, resulting in an overall reduction in paper consumption. We reinvested the savings from the lower purchase volume to begin purchasing and using copier paper made from recycled paper products.

Recycling and Parts Refurbishment
We currently have recycling partners in place for industrial material used in the assembly of our products, including paper, cardboard, certain electronic components, and certain metals. We also work with our suppliers and shippers to reutilize wooden pallets and packaging materials used in shipping our products. In our Games segment, our business model includes refurbishment and redeployment of our leased gaming devices during the course of that device’s lifetime, as well as repurpose individual component parts to the extent possible. In our FinTech segment, servers and network equipment, including end-of-life hardware for our automated teller machines (“ATMs”) and fully integrated kiosks, are also mostly recycled.
We also utilize our commercial waste management providers to recycle consumer paper, plastics, and aluminum in almost all of our facilities. We also have recycling partners in place for copy paper recycling at over 80% of our domestic administrative offices and production facilities.

Environmental Sustainability
Lowering Carbon Emissions
Everi’s focus on achieving a reduced carbon footprint and preservation of our precious water supply includes using nearly 100% renewable energy to host our data at the facilities of our data center co-location vendor, Switch. In 2024, Switch retired 943 Solar Renewable Energy Credits on behalf of Everi. The Renewable Energy Credits comply with Greenpeace’s principles of locality, additionality, and sustainability. This green energy supply was generated by Nevada solar farms.
The Company is committed to the leasing or purchasing of hybrid or EVs for certain of its field service personnel, and intends to continue to retire and replace existing vehicle inventory with such vehicles over a period of time. The timing of such vehicle acquisitions will be dependent upon the availability of specific vehicle types (e.g., technician vans) and the further expansion of EV charging stations within certain markets we serve. To date, such purchases have been somewhat limited due to supply chain constraints and lack of development of EV service-type vehicles.
In 2023, the Company began operating at its new assembly, warehouse, and distribution facility located in Las Vegas, Nevada. This new 183,000 square foot facility consolidates the assembly and distribution of its gaming machines previously done in Austin, Texas with our cash access kiosks, loyalty kiosks, and other FinTech products. The new Las Vegas facility is designed to cohere to environmental and sustainable stewardship practices, and has allowed us to streamline production and simplify both supply chain processes and the distribution of completed products to customers. The new facility was built to Everi’s specifications to encompass environmental sustainability and create an employee-friendly working environment and meets the certification level of 3 Green Globes science-based rating system established in accordance with the Green Building Initiative, which demonstrates outstanding success in resource efficiency, reducing environmental impacts, and improving occupant wellness. The facility utilizes such elements as low-water landscaping, energy efficient windows, automated LED lighting, high-efficiency plumbing, energy-usage tracking, and a solar panel system engineered to offset nearly 80% of the power needs, all in an effort to lessen the environmental impact of the facility. Occupant wellness features include energy-efficient HVAC that will provide four-season thermal comfort to employees throughout the building, including the assembly and distribution areas, low-VOC interior products, shaded parking for all employees, an electric vehicle recharging station for employee vehicles, and waste recycling containers.

Social Responsibility
We are committed to contributing positively to our communities and to creating and sustaining a positive work environment and corporate culture that fosters employee engagement, health, safety, well-being, and equal opportunity. We progress towards this through a focus on recruitment and retention of employees with skills.
Corporate Culture
We foster an inclusive culture among our employees so that the WHY of why we work at Everi reflects our shared commitment to positively impact our employees, partners, customers and their guests, stockholders, communities, and the environment. To build this culture we have invested in programs and implemented standards to promote the community, responsible gaming efforts, ethical business conduct, comprehensive human capital management (talent attraction, retention and development, and rewards) sustainability, and giving and volunteerism. In 2021, we created an internal ESG Committee, led by our CEO and General Counsel and comprised of Company employees across various business areas and professional levels, which functions as a central task force for our ESG initiatives.
We believe that these efforts will contribute to our long-term business success, empower our team members, and support our Core Company Values: Collaboration, Integrity, Inclusion, Excellence, and Fun.

Hiring
The Company earned recognition as a Military Friendly employer (in August 2024) by making a pledge with Military Friendly, an organization which supports recruitment and hiring of veterans, spouses, and their families. This designation allows Everi to post job openings on the Military Friendly marketplace and connect with the veteran community. Everi has also partnered with the Grant a Gift Autism Foundation and their WORKS Community (Working on Occupational Readiness, Knowledge, and Skills), a community-based vocational program serving teens and young adults with an autism spectrum disorder. In addition to learning pivotal vocational skills such as building a resume and interviewing, Everi hosts these individuals onsite throughout certain times in their program. With the support of a job coach, individuals gain job readiness skills and are better equipped to successfully transition into an internship and other areas of adulthood. WORKS Community includes weekly sessions at a partnered community site, weekly job coach support, an assigned caseworker, parent empowerment training, and access to other family services provided by Grant a Gift Autism’s Navigation Program.

Employee Engagement, Satisfaction & Awards
Aligning with our values of Inclusion and Collaboration, we endeavor to engage with our employees on a regular basis, seeking feedback about their experience at Everi. Recognizing that over 70% of our workforce operates outside an office, we understand the critical importance of maintaining employee engagement and providing avenues for employee input, including employee surveys, regular Company-wide email communications, and periodic Town Hall meetings. For a third year, we received certification as a Great Place to Work® in India. Everi was honored as a “USA Today Top Workplace 2024” and was ranked in the Top 100 of companies with 1,000 - 2,499 employees.

Community Engagement, Giving, and Volunteerism
Community Engagement: Throughout the year, the Company engages with the communities in which we operate by donating to various support organizations.
Everi was issued certificates regarding utilization of funds in India for the financial years 2023-2024 and 2024-2025, disbursed for Corporate Social Responsibility activities in India, specifically, the Company’s contribution to the Prime Minister’s Citizen Assistance and Relief in Emergency Situations Fund, a fund established to respond to emergency and distress situations such as posed by the COVID-19 pandemic.
Charitable Contributions: In 2024, the Company made charitable contributions across many deserving organizations.

Social Responsibility
Responsible Gaming
Over the years, the Company has worked with dozens of leading responsible gaming associations across the globe to develop tools to help prevent problem gamblers from obtaining funds in a casino. The Company's initiatives and controlled solutions are designed to enable casinos to enhance their promotion of responsible gaming while helping them comply with local laws, customs, and culture in the prevention of problem gambling.
Everi’s Personal Self Transaction Exclusion Program (“STeP”) is a way for patrons to block access to cash across the Company’s national network of ATMs, financial access kiosks, and booth services. Our CashClub Wallet™ also includes a self-imposed velocity and transaction limits as a supplement to our existing STeP program.

Benefits
As a result of input received from Company employees through an annual benefits survey, we extended benefits effective January 1, 2025, including:
•For the tenth year in a row, no increases to employee premiums (contributions) to medical, dental, and vision benefits
•Extension of the mental health and wellness program with easy access to preventative care, self-care and professional services, including virtual coaching sessions

Human Capital
In addition to our Corporate Culture initiatives, Everi implemented initiatives to support career growth, training and development opportunities, and new talent acquisition.
Our Board oversees initiatives and programs concerning human capital management, including corporate culture and attracting and retaining talent.
For additional information on Everi’s Human Capital initiatives and programs, please refer to page 31 herein, and pages 16-18 of the Company’s 2024 Annual Report.

Governance

We are committed to maintaining high standards of corporate governance, which we believe promotes long-term value creation, transparency, and accountability to our stockholders. Our commitment to corporate governance is integral to our business and reflects not only regulatory requirements, New York Stock Exchange (“NYSE”) listing standards, and broadly recognized governance practices, but also effective leadership and oversight by our senior management team, the Nominating and Governance Committee (“Nom Gov” or “Nom Gov Committee”) of the Board, and the Board.

For information on Everi’s Governance initiatives, please refer to “Corporate Governance Highlights” (page 9 herein); “Board and Corporate Governance Matters” (pages 22-29 herein); “Corporate Governance” (pages 34-36 herein); and “Compensation Governance Practices” (page 63 herein).

For additional information on Everi’s Responsible Business initiatives and programs, please refer to pages 26-29 herein, and page 16 of the Company’s 2024 Annual Report.

PROXY STATEMENT

PROPOSAL 1 ELECTION OF THREE CLASS II DIRECTORS (Item No. 1 on the Proxy Card) THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED BELOW.

Qualifications of Our Class I Director Nominees:
☑    Mr. Judge and Ms. Nutton are independent.
☑    Messrs. Judge and Rumbolz, and Ms. Nutton respectively, have 18+, 14+, and 1+ years of service on our Board.
☑    The three nominees are highly qualified, experienced, and actively engaged individuals.

Name	Age	Director Since	Principal (or Most Recent) Occupation	Current Committees
Geoffrey P. Judge	71	2006	Board Member, Private Equity Investor	•Audit Committee •Compensation Committee •Nom Gov Committee
Michael D. Rumbolz	71	2010	Executive Chair of the Board of the Company
Debra L. Nutton	68	2023	Board Member, Executive Coach and Gaming Consultant	•Audit Committee •Compensation Committee •Nom Gov Committee
Our Certificate of Incorporation provides that the number of directors that shall constitute the Board shall be exclusively fixed by resolutions adopted by a majority of the authorized number of directors constituting the Board. The Company’s bylaws state that the authorized number of directors of the Company shall be fixed in accordance with the Company’s Certificate of Incorporation. Effective January 21, 2022, the Board, acting upon the recommendation of the Nom Gov Committee, increased the size of the Board to ten members. The Board is currently comprised of nine members and the Board continues to evaluate the composition of the Board and consider potential director candidates. Our Certificate of Incorporation and bylaws provide that the Board shall be divided into three classes constituting the entire Board. The members of each class of directors serve staggered three-year terms. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. As of the filing of the Proxy Statement, the Board is composed of the following nine members:

Class	Directors	Term Commencement	Term Expiration
I	Atul Bali, Paul W. Finch, Jr., and Randy L. Taylor	2024 Annual Meeting of Stockholders	2027 Annual Meeting of Stockholders
II	Geoffrey P. Judge, Michael D. Rumbolz, and Debra L. Nutton	2022 Annual Meeting of Stockholders	2025 Annual Meeting of Stockholders
III	Linster W. Fox, Maureen T. Mullarkey, and Secil Tabli Watson	2023 Annual Meeting of Stockholders	2026 Annual Meeting of Stockholders

Board Changes
On March 20, 2025, the Company entered into an Executive Chair Agreement to reappoint Michael D. Rumbolz to serve in the role of Executive Chair of the Board of the Company, effective April 1, 2025. Mr. Rumbolz’s agreement with the Company shall continue on a month-to-month basis thereafter, terminable upon 30 days’ notice by either party or upon Executive Chair’s earlier death, incapacity, removal or resignation. Mr. Rumbolz has served as Executive Chair of the Board since April 1, 2022. As Executive Chair of the Board, Mr. Rumbolz is an employee of the Company, reporting directly to the Board, and is subject to the Company’s policies on the same basis as other senior executives of the Company. The Company requires that the Executive Chair be available to perform the duties of Executive Chair customarily related to this function, including, without limitation: (a) acting as Chair of the Board and stockholder meetings; (b) acting as a liaison between the Company’s senior management and the Board and its committees; (c) advising the Company’s senior management on matters of Company operations; and (d) otherwise performing the duties of Chair of the Board, as well as such other customary duties as may be determined and assigned by the Board, and as may be required by the Company’s governing instruments, including its certificate of incorporation, bylaws, and its corporate governance guidelines, each as amended or modified from time to time, and by applicable law, rule, or regulation, including, without limitation, the Delaware General Corporation Law and the rules and regulations of the SEC.
Information Concerning the Director Nominees
Upon the recommendation of the Nom Gov Committee of the Board, the Board has nominated Geoffrey P. Judge, Michael D. Rumbolz, and Debra L. Nutton, current Class II Directors of the Company, for election as Class II Directors of the Company. Ms. Nutton was selected from a group of candidates identified and interviewed by members of the Nom Gov Committee and then presented to, interviewed by, and ultimately selected for membership, by the full Board. If elected, each will serve a three-year term until the Company’s 2028 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified or until earlier resignation or removal. Messrs. Judge and Rumbolz, and Ms. Nutton have consented, if elected as Class II Directors of the Company, to serve until their respective terms expire and until their respective successors are duly elected and qualified, or until their earlier resignation or removal, or earlier upon the consummation of the Pending Proposed Transaction. The Board believes that Messrs. Judge and Rumbolz, and Ms. Nutton will serve if elected, but if a nominee should become unavailable to serve as a director, and if the Board designates a substitute nominee, the person or persons named as proxy in the enclosed form of proxy may vote for a substitute nominee recommended by the Nom Gov Committee and approved by the Board.
Information regarding the business experience of our nominees for election as Class II Directors is provided below, as well as a description of the skills and qualifications that are desirable in light of our business and structure and led to the conclusion that each nominee should serve as a director. Information regarding the business experience, skills, qualifications, and directorships of each such director is provided below.

Class II Director Nominees

Geoffrey P. Judge INDEPENDENT Age: 71 Director Since: 2006 Committees: Audit, Compensation, Nom Gov (Chair)
BACKGROUND
•Active private equity investor since 2002, working actively with CEOs at his portfolio companies
•Served as a Partner at iNovia Capital, a manager of early-stage venture capital funds, from 2010 to 2017, and served as a Member of the Board of Directors of iNovia portfolio companies from September 2010 until April 2021

•Served as Chief Operating Officer in 2002 of Media Solution Services, Inc., a provider of credit card billing insert media
•Co-founder and Senior Vice President and General Manager from 1997 to 2002 of the media division of 24/7 Real Media
•Served from 1995 to 1997 as Vice President of Marketing for iMarket, Inc., a software company
•Served from 1985 to 1994 in various management positions, including as a Vice President and General Manager in the credit card division of American Express
•Holds an M.B.A. from Columbia University and a degree in economics from Northwestern University
DIRECTOR QUALIFICATIONS
Mr. Judge provides valuable knowledge and skills to our Board due to his extensive knowledge of the Company’s business and his experience in the financial services and payments industries.

Michael D. Rumbolz NON-INDEPENDENT EXECUTIVE CHAIR OF THE BOARD Age: 71 Director Since: 2010 Committees: None
BACKGROUND
•Serves as our Executive Chair of the Board since April 1, 2022, having previously served as Chair of the Board since May 2021, as our Chief Executive Officer from April 1, 2020 to April 1, 2022, as our President and Chief Executive Officer from May 2016 through March 2020, as our Interim President and Chief Executive Officer from February 2016 to May 2016, and as an independent member of our Board from 2010 until his February 2016 appointment to the Interim President and Chief Executive Officer position

•Served from 2008 to 2010 as a consultant to the Company advising on various strategic, product development, and customer relations matters following the Company’s acquisition in 2008 of Cash Systems, Inc., a provider of cash access services to the gaming industry

•Served as Chairman and Chief Executive Officer of Cash Systems, Inc. from January 2005 until August 2008
•Held various positions in the gaming industry, including Vice Chairman of the Board of Casino Data Systems, President and Chief Executive Officer of Anchor Gaming, Director of Development for Circus Circus Enterprises (later Mandalay Bay Group), President of Casino Windsor at the time of its opening in Windsor, Ontario, and has provided various consulting services

•Served as Member and Chairman of the Nevada Gaming Control Board from January 1985 to December 1988
•Former Chief Deputy Attorney General of the State of Nevada from January 1983 to January 1985
•Served as Member and Chairman of the Board of Directors of Employers Holdings, Inc. (NYSE: EIG), a holding company whose subsidiaries are engaged in the commercial property and casualty industry, from January 2000 until May 2020

•Serves as a member of the Board of Directors of VICI Properties Inc. (NYSE: VICI) since October 2017
•Serves as a member of the Board of Seminole Hard Rock Entertainment, LLC since March 2008
•Serves as the Chairman of the Board of the American Gaming Association since January 2024
DIRECTOR QUALIFICATIONS
Mr. Rumbolz’s vast experience in, and knowledge of, the highly-regulated gaming industry, both as an operator and as a regulator, as well as his experience in the FinTech business, and skills gained from previous and current public and private board service, are valuable to our Company and our Board.

Debra L. Nutton INDEPENDENT Age: 68 Director Since: 2023 Committees: Audit, Compensation, Nom Gov
BACKGROUND
•Active executive coach and gaming consultant since June 2021
•Served from March 2022 to October 2023 as a member of the Advisory Board of U-Ryze, a non-profit organization that offers coaching to those in need
•Served from December 2019 to August 2021 as an advisor to the pre-opening team of Resorts World Las Vegas, a resort hotel
•Served from July 2013 to July 2018 as Executive Vice President of Casino Operations of Wynn Las Vegas, a resort hotel. From July 2018 to October 2019, served as Vice President Casino Administration, Wynn Resorts (sole focus was on the opening of Encore Boston Harbor)

•Served from April 2001 to April 2013 in various positions of responsibility at MGM Resorts, including the last position she held as Senior Vice President of Casino Operations
•Served as a member of the Advisory Board of Global Gaming Expo from July 2015 to October 2017
•Served as a member of the Board of Global Gaming Women from May 2011 to October 2014
DIRECTOR QUALIFICATIONS
Ms. Nutton’s vast experience in, and knowledge of, the highly-regulated gaming industry as an operator, as well as her experience as an executive coach and gaming consultant, are valuable to our Company and our Board.

Directors Whose Terms Will Expire in Future Years
Each of the Company’s directors listed below will continue in office for the remainder of his or her term, or until a successor is duly elected and qualified, or until his or her earlier resignation or removal, or earlier upon consummation of the Pending Proposed Transaction. Information regarding the business experience, skills, qualifications, and directorships of each such director is provided below.

Class III Directors Whose Terms Will Expire in 2026

Linster W. Fox INDEPENDENT, AUDIT COMMITTEE FINANCIAL EXPERT Age: 75 Director Since: 2016 Committees: Audit (Chair), Compensation, Nom Gov
BACKGROUND
•Retired and previously served as Executive Vice President, Chief Financial Officer and Secretary of SHFL entertainment, Inc., a global gaming supplier, from 2009 up until the company’s acquisition by Bally Technologies, Inc. in November 2013

•Served on the Executive Advisory Board of the Lee Business School at the University of Nevada-Las Vegas from 2015 to 2016
•Served as interim Chief Financial Officer of Vincotech in 2009 and as Executive Vice President, Chief Financial Officer and Secretary of Cherokee International Corp. from 2005 to 2009
•Served in a variety of executive roles over the course of 18 years at Anacomp, Inc., including Executive Vice President and Chief Financial Officer and as a member of the company’s Board of Directors
•Began his career as an accountant at PricewaterhouseCoopers LLP
•Mr. Fox is a Certified Public Accountant in the State of California. His license is presently inactive.
•Holds a B.S.B.A. from Georgetown University in Washington, D.C.
DIRECTOR QUALIFICATIONS
Mr. Fox provides valuable knowledge and skills to our Board due to his financial background and experience in the gaming industry. Mr. Fox is a certified public accountant, with an inactive license in the State of California, and has been designated as an “audit committee financial expert” in accordance with NYSE listing standards.

Maureen T. Mullarkey INDEPENDENT, AUDIT COMMITTEE FINANCIAL EXPERT Age: 65 Director Since: 2018 Committees: Audit, Compensation (Chair), Nom Gov
BACKGROUND
•Retired in 2007 as Executive Vice President and Chief Financial Officer of International Game Technology (currently known as International Game Technology PLC), a leading supplier of gaming equipment and technology, a position Ms. Mullarkey held from 1998 to 2007, and served in a variety of financial and executive management positions in her 18 years with the company

•Serves, since 2014, as a director of PNM Resources, Inc. (NYSE: PNM), a holding company with two regulated utilities providing electricity and electric services in the State of New Mexico and Texas
•Served as a director of NV Energy, Inc. from 2008 to 2013 when the company was sold to Mid-American Energy Holdings Company, a subsidiary of Berkshire Hathaway, Inc.
•Served as Entrepreneur in Residence with The Nevada Institute of Renewable Energy Commercialization from 2009 to 2011
•Holds a B.S. from the University of Texas and an M.B.A. from the University of Nevada-Reno
DIRECTOR QUALIFICATIONS
Ms. Mullarkey provides valuable knowledge and skills to our Board due to her financial skills and experience in the gaming industry. Ms. Mullarkey has been designated as an “audit committee financial expert” in accordance with NYSE listing standards.

Secil Tabli Watson INDEPENDENT, AUDIT COMMITTEE FINANCIAL EXPERT Age: 53 Director Since: 2022 Committees: Audit, Compensation, Nom Gov
BACKGROUND
•Serves, since 2021, as a member of the Board of Directors of Bank of Marin Bancorp (NASDAQ: BMRC) and its subsidiary, Bank of Marin; Chairs Nominating and Governance Committee
•Active as an independent strategy consultant to Fortune 500 companies advising on digital transformation and product management
•Since 2021, a member of Extraordinary Women on Boards (EWOB), a private membership community for highly accomplished women actively serving on corporate boards
•Served on the Strategic Advisory Board of FTV Capital, a private equity firm, from 2015 to 2024
•Served as a member of the Board of Landed, Inc., a Series B funded fintech start-up whose mission was to assist essential workers own homes, from 2021 to August 2023
•Served as a member of the Board of Directors of McLaren Technology Acquisition Corp. (NASDAQ: MLAIU), a Special Purpose Acquisition Company focused on acquiring fintech companies, from 2021 to March 2023

•Served as Executive Vice President and Head of Digital Solutions for Business, Commercial Banking at Wells Fargo, a financial services company, from 2017 to 2021; Executive Vice President, Head of Wholesale Internet Solutions, Wholesale Banking from 2012 to 2017; Senior Vice President, Internet Services Group, Consumer Banking from 2002 to 2011; Executive Advisor to the Women’s Team Member Network from 2018 to 2021; and a member of the Enterprise Diversity Council from 2008 to 2011

•Served as a member of the Board of Directors of the Conservation Society of California and Oakland Zoo from 2013 to 2019; co-chair from 2016 to 2017; vice chair in 2015; chaired audit, education, and succession planning committees; and serves on its Advisory Board since 2024

•NACD.DC certified since December 2024
•Holds an M.B.A. in Finance from The Wharton School, University of Pennsylvania, and a B.A. in Economics and Government/International Relations from Cornell University
DIRECTOR QUALIFICATIONS
Ms. Watson provides valuable knowledge and skills to our Board due to her extensive skills and experience in banking, digital customer experience and transformation, payments solutions, product management, cyber-fraud, and fintech industries. Ms. Watson has been designated as an “audit committee financial expert” in accordance with NYSE listing standards.

Class I Directors Whose Terms Will Expire in 2027

Atul Bali INDEPENDENT, AUDIT COMMITTEE FINANCIAL EXPERT, LEAD INDEPENDENT DIRECTOR Age: 53 Director Since: 2019 Committees: Audit, Compensation, Nom Gov
BACKGROUND
•Serves, since 2021, as non-executive Chairman of The Football Pools Limited, the oldest pool betting company in the world, based in the United Kingdom
•Serves, since 2017, as a director on the Board (and since 2021 Chair of the Audit Committee) of Rainbow Rare Earths PLC (LSE: RBW), a producer of Rare Earth Metals with Projects in Burundi, East Africa and in South Africa

•Serves, since 2014, as non-executive Chairman of Instant Win Gaming Ltd., a provider of mobile instant win games to State Lottery operators
•Founder of Twin Bulls LLC, providing advisory services to several lottery, sports betting, igaming, and fintech businesses, including Fincore Ltd.
•Trustee and Chair of the Strategic Planning Committee and Co-Chair of the Capital Task Force (and ex Chair of the Finance Committee) of the Bush School, a more than 100 year old independent K-12 school in Seattle

•Served as non-executive Chairman of the Board of Meridian Tech Holdings Ltd., a regulated global emerging markets sports betting and online gaming firm, operating in Europe, Latin America, and Africa from 2016 to 2021, and Deputy Chairman of Gaming Realms PLC (LSE: GMR), a developer, publisher, and licensor of mobile games, where he served on the board of directors from 2014 to 2018

•Served as CEO of XEN Group from 2010 to 2012, and thereafter, in divisional President & CEO roles at Aristocrat Technologies Inc. (ASX: ALL) from 2012 to 2014, and RealNetworks, Inc. (NASDAQ: RNWK) from 2014 to 2015

•Served as President and CEO of GTECH G2, a subsidiary of GTECH Corporation (now NYSE: IGT) until 2010, and held various executive positions, including SVP Corporate Development & Strategy, SVP Commercial Services, and VP Global Business Development at GTECH Corporation between 1997 and 2010

•Began his career as a Chartered Accountant with KPMG
DIRECTOR QUALIFICATIONS
Mr. Bali provides valuable knowledge and skills to our Board due to his extensive skills and experience in the interactive gaming, gaming, and fintech industries. Mr. Bali was previously qualified as a Chartered Accountant and has been designated as an “audit committee financial expert” in accordance with NYSE listing standards.

Paul W. Finch, Jr. INDEPENDENT Age: 61 Director Since: 2022 Committees: Audit, Compensation, Nom Gov
BACKGROUND
•Founder of PWF Advisory Services LLC, a financial technology advisor specializing in payments, risk, identity, and technology, since May 2019
•Founder of The Finch Family Foundation, a non-profit organization dedicated to serving children and families in Arizona, since May 2018
•Served as Chief Executive Officer of Early Warning Services, LLC, a provider of real-time payments, risk and authentication solutions to financial institutions nationwide, from 2003 to 2019
•Served as Executive Vice President, Systems and Operations of eFunds Corporation, a provider of electronic debt payment solutions, and headed global operations, technology, and customer support from 1990 to 2003

•Founder and Chief Executive Officer of ACH Systems, an electronic payment technology outsourcing company specializing in the processing and settlement of U.S. ACH transactions, from 1989 to 2003
•Holds a B.A. in Business Administration from Northern Arizona University
DIRECTOR QUALIFICATIONS
Mr. Finch provides valuable knowledge and skills to our Board due to his extensive skills and experience in payments solutions, risk, and authentication solutions.

Randy L. Taylor NON-INDEPENDENT PRESIDENT AND CHIEF EXECUTIVE OFFICER Age: 62 Director Since: 2022 Committees: None
BACKGROUND
•Serves as our President and Chief Executive Officer since April 1, 2022, having previously served as our President and Chief Operating Officer from April 1, 2020 to April 1, 2022, as our Executive Vice President, Chief Financial Officer and Treasurer from March 2014 through March 2020, and as our Senior Vice President and Controller from November 2011 to March 2014

•Mr. Taylor is a Certified Public Accountant in the State of Nevada. His license is presently inactive.
•Holds a B.S. in Accounting from the University of Denver
DIRECTOR QUALIFICATIONS
Mr. Taylor’s vast experience in, and knowledge of, the Company’s highly-regulated gaming segment, as well as his experience in the Company’s FinTech business, and skills gained from his 13+ years of service in various positions of the Company, are valuable to our Company and our Board.

BOARD AND CORPORATE GOVERNANCE MATTERS
Corporate Governance Philosophy
The business and affairs of the Company are managed under the direction of the Board in accordance with the Delaware General Corporation Law, as implemented by the Company’s certificate of incorporation and bylaws. The role of the Board is to effectively oversee the affairs of the Company for the benefit of its stockholders and other constituencies. The Board strives to guide the success and continuity of business through the selection of qualified management. It is also responsible for reviewing the Company’s compliance programs so that the Company’s activities are conducted in a responsible and ethical manner. The Company is committed to having sound corporate governance principles. Highlights of our corporate governance policies and structure following the Annual Meeting include:

WHAT WE DO
78% Independent Directors. Seven of our nine directors have been determined by us to be "independent" as defined by the SEC and NYSE listing standards, which the Board has adopted as our standards.
Limitations on Outside Public Company Board Service.
- Our independent directors may not serve on more than three boards of public companies in addition to the Company's Board or on more than two audit committees of public companies, including the Company's Audit Committee, unless otherwise approved by the Board.
- A director who is CEO of the Company should not serve on more than two boards of public companies, including the Company’s Board.

"Plurality-Plus" Voting for Directors. Director nominees are elected by the highest number of shares cast "for" a director (mandatory resignation policy for nominees who fail to receive an affirmative majority of votes cast).

Annual Board and Committee Self-Evaluations. Our Board and Committee members conduct self-evaluations at least annually to determine whether the Board and its Committees are functioning effectively.

Lead Independent Director. Our Board, in accordance with provisions as set forth in our Corporate Governance Guidelines, named an independent director of the Board to serve as Lead Independent Director.

Ongoing Board Refreshment Planning. Periodic review of our Board's composition to create the right mix of skills, background, and tenure.
Entirely Independent Committees. All seven members of our Audit, Compensation, and Nom Gov Committees are independent.	Executive Succession Planning Process. Our Board oversees CEO and senior management succession planning, which is reviewed at least annually.

Audit Committee Financial Experts. Four of the seven members of our Audit Committee qualify as an "audit committee financial expert" as defined by the SEC. The remaining two members qualify as "financially literate."

Code of Business Conduct, Standards and Ethics (and related training). We have adopted a Code of Business Conduct, Standards and Ethics for our non-employee directors and all employees and provide training on compliance.

Regular Executive Sessions of Independent Directors. Our independent directors regularly meet in executive session without management's participation.	Supplier Code of Conduct. We have adopted a Supplier Code of Conduct relating to our third-party suppliers of goods and services.

Systemic Risk Oversight by Board and Committees. Our Board has overall responsibility for risk oversight, while each of our Audit, Compensation, and Nom Gov Committees monitor and address risks within the scope of their particular expertise or charter.

WHAT WE DON’T DO
Allow Hedging of Our Securities. Our officers and directors are prohibited from engaging in any hedging or other speculative trading in our stock.	Allow Cash Buyouts of Underwater Stock Options without Stockholder Approval.
Allow Pledging of Our Securities. Our officers and directors are prohibited from pledging our stock to secure loans of any type.	Poison Pill. We do not have a "poison pill" or stockholder rights plan.
Grant Excess Perquisites.	Reprice Stock Options without Stockholder Approval.
Allow Excise Tax Gross Ups.

Corporate Governance
Corporate Governance
Our Corporate Governance Guidelines reflect the Board's commitment to monitoring the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing stockholder value over the long term.
The Corporate Governance Guidelines address, among other things:
•Director qualification standards, director selection process, voting, and administration of election of directors;
•Selection of the Chair of the Board and Chief Executive Officer;
•Director responsibilities, time commitments, meeting attendance requirements, orientation and continuing education;
•Equity ownership policy;
•Director access to management and independent advisors;
•Management succession planning, development, and review;
•Annual performance evaluations of the Chief Executive Officer and directors; and
•Director interaction with stockholders and interested parties.

Code of Business Conduct, Standards and Ethics
Our Code of Business Conduct, Standards and Ethics places emphasis on privacy, safety and health, sustainability, and corporate social responsibility. Our Code of Business Conduct applies to all our employees, officers, directors, consultants, vendors, suppliers, and agents of the Company.
Our Code of Business Conduct addresses, among other matters:
•Speaking up and reporting concerns;
•Potential conflicts of interest;
•Compliance and adherence to laws, rules, and regulations;
•Privacy and data protection;
•Protection and proper use of Company assets and property;
•Environmental Sustainability;
•Social Responsibility;
•Prohibited harassment;
•Human rights;
•Workplace safety and health;
•Charitable contributions;
•Political activities; and
•Responsible gaming.
To the extent required by law, any substantive amendment to, or waiver of this Code of Business Conduct will be disclosed to the public within four business days on the Company's website at: https://www.everi.com/investor-relations/governance/governance-documents/.

Compliance Hotline
Procedures for the confidential, anonymous submission of complaints related to such matters as (i) abuse of authority; (ii) accounting irregularities, theft, or fraud; (iii) bribery, kickbacks, gifts, or entertainment; (iv) business relationships with clients, suppliers, and vendors; (v) conflicts of interest; (vi) discrimination or harassment; (vii) retaliation; or (viii) threats of violence are set forth in the Company's Code of Business Conduct, Standards and Ethics. To facilitate the submission of such complaints, we have implemented a secure compliance hotline and website. The compliance hotline and website are operated by an independent service provider and are available for the anonymous submission of complaints.

Corporate Governance
Supplier Code of Conduct
Our Supplier Code of Conduct is designed to outline our expectations for responsible business practices of our third-party suppliers of goods and services.
Our Supplier Code of Conduct includes our expectations that our third-party suppliers:
•comply with all applicable laws and regulations;
•conduct business ethically, professionally, with integrity and in good faith;
•take reasonable steps to prevent harassment and discrimination;
•prohibit forced labor and abuse of labor, including human trafficking;
•prohibit child labor;
•comply with all applicable laws and regulations regarding work hours, wages, and benefits;
•safeguard intellectual property, assets, and confidential information;
•promote health and safety; and
•support environmental sustainability.

Clawback Policy	Pursuant to the Company’s Rule 10D-1 Clawback Policy (“Clawback Policy”), in the event of a restatement of the Company's financial results due to material non-compliance with any financial reporting requirement under U.S. federal securities laws, the Company is entitled to recover the amount of any incentive compensation received by a covered executive during the clawback period that is in excess of the amount that otherwise would have been received had it been determined based on the restated financial statements.

Insider Trading Policy
The Company has adopted an Insider Trading Policy and related procedures that govern the purchase, sale, and other dispositions of the Company’s securities by directors, officers, employees, and the Company itself that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to the Company. Pursuant to the Company’s Insider Trading Policy, our directors and executive officers, as well as other designated employees (collectively our “Insiders”), are prohibited from engaging in the following activities:
•Hedging or monetization transactions involving our securities; and
•Pledging our securities or holding our securities in a margin account as collateral for a loan.
•Trading openly throughout the year as our Insiders are only permitted to trade in our securities during certain open windows of time, to the extent they do not possess material, non-public information.

ESG Oversight by Board and Committees
Our Board receives periodic reports at its Board meetings on ESG developments, trends, and the Company’s ESG framework, initiatives, and activities. As the management and reporting of ESG risks and opportunities evolve, we expect to adapt accordingly to support our industry, our communities, and our world.

Corporate Governance Policies
As we continue to grow, innovate, and build a culture based on the principles of respect and transparency, it is our duty to our customers, our business associates, our stakeholders, and the communities we serve, to endeavor to uphold the highest standards of ethical conduct, honesty, integrity, and compliance in all that we do. Our Code of Business Conduct, Standards and Ethics and our Supplier Code of Conduct are designed to promote these core Company values.
Our Code of Business Conduct, Standards and Ethics and Supplier Code of Conduct place emphasis on issues such as human rights and labor practices, privacy, health and safety, environmental sustainability, and corporate social responsibility.
Stockholders may access the Board committee charters, our Code of Business Conduct, Standards and Ethics, Corporate Governance Guidelines, Clawback Policy, and Supplier Code of Conduct in the Corporate Governance section of the “Investors” page on our website at: https://www.everi.com/investor-relations/governance/governance-documents/. Copies of our Board committee charters, Code of Business Conduct, Standards and Ethics, Corporate Governance Guidelines, Clawback Policy, and Supplier Code of Conduct will be provided to any stockholder upon written request to the Corporate Secretary, Everi Holdings Inc., 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113, or via e-mail to: secretary@everi.com.
RESPONSIBLE BUSINESS
ESG Oversight Framework
We believe that we can support environmental sustainability and promote social responsibility through our operations, which can contribute to driving and maintaining long-term stockholder value. These concepts can also be important factors for attracting and retaining the highest-caliber, most-productive employees. As such, we are focused on our environmental and social responsibility initiatives, and we are regularly exploring ways to strengthen our culture and corporate responsibility framework.
In Q4 2021, we created as a task force, an internal ESG Committee, led by our CEO and General Counsel and comprised of employees across various functional and professional levels, to oversee the Company’s work in the areas of ESG. The ESG Committee meets periodically to discuss the Company’s ESG framework, identify key action items to pursue, review progress, discuss recent developments and trends, and to collect feedback on potential initiatives, activities, and next steps.
The Nom Gov Committee oversees the Company’s initiatives and programs related to corporate responsibility, sustainability, and ESG. Our Board receives periodic reports at its Board meetings on ESG developments, trends, and the Company’s ESG framework, initiatives, and activities.
In 2024, the Company’s internal ESG Committee reviewed and monitored (i) Company SEC filings and website disclosures related to ESG initiatives; (ii) newly adopted SEC rules and other regulatory actions related to ESG, including on environmental impact, climate change and greenhouse gas emissions; (iii) Institutional Shareholder Services’ and Glass Lewis’ guidance on ESG-related matters; and (iv) peer group initiatives related to ESG.
As the management and reporting of ESG risks and opportunities evolve, we expect to adapt accordingly to support our industry, our communities, and our world.
Environmental Sustainability
Reducing Resource Consumption and Waste
Over the last four years, we have consolidated certain of our assembly and warehouse facilities to maximize operational efficiencies. We have also downsized and modified other offices to reflect the lower office and cubicle needs of our employees working remotely or on hybrid work arrangements. These efforts are beneficial to our sustainability efforts, including reduction of our energy, water, and paper consumption.
We have several Company-wide programs in place designed to help protect the environment. We implemented recording and reporting protocols at our corporate headquarters, and our other administrative offices and production locations to monitor our environmental impact at those locations.

With administrative offices and production facilities worldwide, we are committed to optimizing our use of electricity and water. We have implemented metrics to measure water and electric energy use domestically. We strive to reduce overall water and electric energy usage throughout these domestic facilities through technologies such as motion-activated lights conversion to LED lighting, low-flow toilets, and water filtration systems.
Similarly, to reduce bottled water waste, we have installed water filtration systems and hydration stations at nearly 100% of our domestic administrative offices and production facilities to encourage our employees to utilize refillable water bottles, rather than single use plastic water bottles.
In addition, we have an initiative to reduce our overall paper usage. We reprogrammed our printer settings to default to double-sided printing, resulting in an overall reduction in paper consumption. We reinvested the savings from the lower purchase volume to begin purchasing and using copier paper made from recycled paper products.
Recycling and Parts Refurbishment
We currently have recycling partners in place for industrial material used in the assembly of our products, including paper, cardboard, certain electronic components, and certain metals. We also work with our suppliers and shippers to reutilize wooden pallets and packaging materials used in shipping our products. In our Games segment, our business model includes refurbishment and redeployment of our leased gaming devices during the course of that device’s lifetime, as well as repurpose individual component parts to the extent possible. In our FinTech segment, servers and network equipment, including end-of-life hardware for our ATMs and fully integrated kiosks, are also mostly recycled.
We also utilize our commercial waste management providers to recycle consumer paper, plastics, and aluminum in almost all of our facilities. We also have recycling partners in place for copy paper recycling at over 80% of our domestic administrative offices and production facilities.
Lowering Carbon Emissions
Everi’s focus on achieving a reduced carbon footprint and preservation of our precious water supply includes using nearly 100% renewable energy to host our data at the facilities of our data center co-location vendor, Switch. In 2024, Switch retired 943 Solar Renewable Energy Credits on behalf of Everi. The Renewable Energy Credits comply with Greenpeace’s principles of locality, additionality, and sustainability. This green energy supply was generated by Nevada solar farms.
The Company is committed to the leasing or purchasing of hybrid or EVs for certain of its field service personnel, and intends to continue to retire and replace existing vehicle inventory with such vehicles over a period of time. The timing of such vehicle acquisitions will be dependent upon the availability of specific vehicle types (e.g., technician vans) and the further expansion of EV charging stations within certain markets we serve. To date, such purchases have been somewhat limited due to supply chain constraints and lack of development of EV service-type vehicles.
In 2023, the Company began operating at its new assembly, warehouse, and distribution facility located in Las Vegas, Nevada. This new 183,000 square foot facility consolidates the assembly and distribution of its gaming machines previously done in Austin, Texas with our cash access kiosks, loyalty kiosks, and other FinTech products. The new Las Vegas facility is designed to cohere to environmental and sustainable stewardship practices, and has allowed us to streamline production and simplify both supply chain processes and the distribution of completed products to customers. The new facility was built to Everi’s specifications to encompass environmental sustainability and create an employee-friendly working environment and meets the certification level of 3 Green Globes science-based rating system established in accordance with the Green Building Initiative, which demonstrates outstanding success in resource efficiency, reducing environmental impacts, and improving occupant wellness. The facility utilizes such elements as low-water landscaping, energy efficient windows, automated LED lighting, high-efficiency plumbing, energy-usage tracking, and a solar panel system engineered to offset 80% of the power needs, all in an effort to lessen the environmental impact of the facility. Occupant wellness features include energy-efficient HVAC that will provide four-season thermal comfort to employees throughout the building, including the assembly and distribution areas, low-VOC interior products, shaded parking for all employees, an electric vehicle recharging station for employee vehicles, and waste recycling containers.

Social Responsibility
The Company believes that our long-term success depends in part on our ability to create and sustain a corporate culture that fosters a positive work environment. We believe our focus on employee health and safety and talent strategies that promote employee development, and employee engagement has, and will continue to, contribute to the Company’s overall performance and its future growth. As part of our social responsibility initiatives, we have adopted a Human Rights Statement and Human Rights Policy. For more information on Everi’s commitment to human rights and Anti-Modern Slavery, please refer to page 19 of our Code of Business Conduct, Standards and Ethics at: https://www.everi.com/investor-relations/governance/governance-documents/.
Our Company website makes publicly available descriptions of the Company’s policies and commitment to Social Responsibility at: https://www.everi.com/about-us/corporate-social-responsibility/.
Community
Everi aims to bring positive, lasting change to the communities where we live and work.
Everi provides ongoing support of local charities and community organizations, having contributed to organizations such as those that support the needs of underserved populations as well as workforce development such as Girls Who Code, The Center LV, Colorstack, and others. Other Everi support included programs related to at-risk children, individuals with disabilities, and organizations supporting those suffering from various illnesses, including adult and pediatric cancer. During the 2024 holiday season, the Company also made donations to various food banks and local charities in its primary employee markets of Las Vegas, Austin, Reno, and Chicago. The Company’s contributions have not just been monetary and include in-kind gifts and volunteer time with the Goodie Two Shoes Foundation, EmployNV, Ronald McDonald House, and more. Everi employees have raised funds and participated in resource supply drives for The Shade Tree, Toys for Tots, and Three Square Food Bank, as well as participation in local walks/runs (Leukemia & Lymphoma Society’s “Light the Night,” and in-person walk, Grant a Gift Autism Foundation’s “Race for Hope”). Everi celebrates volunteerism and encourages employees to live the Company’s core value of Inclusion by volunteering in-person in their local communities. Our employees are the VIBE of Everi.
To continue our commitment to community and provide our casino operator customers with a way to complement their own corporate social responsibility initiatives and support their communities, the Company offers the Everi Cares Giving Module®, a product for use with our financial access kiosks that allows casino patrons to donate change from redeemed gaming vouchers. Our customers and their patrons have embraced the concept of the Giving Module and the potential impact from each donation of change. These charities may be national or regional in scope, and they have received nearly 100% of donations collected.
As a Company fueled by technology, we know the importance of encouraging students of all ages to pursue education and future careers in Science, Technology, Engineering, and Mathematics (“STEM”) and believe that when students interact with mentors and role models, their confidence and interest in STEM careers increase. We are proud that our employees take the time to participate in local community events where they share their knowledge and expertise with students. For example, through the LV Techies, a Las Vegas-based organization focused on girls and STEM, Everi employees have volunteered their time with female middle school and high school students to share what it means to work in various areas of technology.
Continuing our dedication to fostering growth and opportunities in STEM, we actively extended our community engagement through a comprehensive internship program. This initiative is designed to bridge the gap between academic learning and real-world experience, offering interns from local communities the chance to work alongside our experienced professionals. By integrating these young talents into our operations, we not only strive to contribute to their educational journey but also benefit from fresh perspectives and innovative ideas that interns bring to our projects.
Our internship program is tailored to provide hands-on experience in various aspects of technology and business operations, reflecting our commitment to developing the next generation of STEM professionals. Interns are selected from local educational institutions to strive to invest in the communities where Everi has a presence. This approach not only supports our belief in the value of STEM education but also strengthens our ties with the community, creating a positive impact that extends beyond our corporate boundaries. Through this program, we aim to inspire and cultivate a varied group of future leaders who are equipped with the skills and knowledge to thrive in technology-driven industries.
Everi also partnered with University of Nevada, Las Vegas (“UNLV”) for its first annual Gaming Manufacturing Summer Internship Program in 2024. The program was developed by UNLV faculty, Everi Games leaders, and others in the gaming industry to address the workforce gap in Southern Nevada for graduates with skills in programming, graphic and sound design, game mathematics, data analysis, business marketing, and other areas. Although UNLV offers degrees in all the relevant fields above, not enough qualified graduates look to game manufacturers for employment. This six-week program with support from the Association of Gaming Equipment Manufacturers and manufacturers included seminar and lecture programs followed by a five-week work experience opportunity with a gaming manufacturer.
Everi was issued certificates regarding utilization of funds in India for the financial years 2023-2024 and 2024-2025, disbursed for Corporate Social Responsibility activities in India, specifically, the Company’s contribution to the Prime Minister’s Citizen Assistance and Relief in Emergency Situations Fund, a fund established to respond to emergency and distress situations such as posed by the COVID-19 pandemic. In February 2025, Everi continued its support in India by making another contribution to this fund.
Responsible Gaming
As a gaming industry technology supplier, we encourage and promote, and with certain products help enable, responsible gaming. Over the years, our Company has worked with dozens of leading responsible gaming associations across the globe to develop a set of tools to help prevent problem gamblers from obtaining funds in a casino. The Company’s initiatives and Everi’s Self Transaction Exclusion Program (“STeP”) are designed to enable casinos to enhance their promotion of responsible gaming while helping them comply with local laws, customs, and culture in the prevention of problem gambling. Our CashClub Wallet™ also includes a self-imposed velocity and transaction limits as a supplement to our existing STeP program.
In addition, to further our commitment to Responsible Gaming and to provide our casino operator customers a tool set designed to efficiently maintain compliance with various tax reporting and anti-money laundering requirements, the Company has developed Everi Compliance® AML, a platform with features such as quick alerts, currency transaction and suspicious activity report filing, auditable logging, and tax form generation. These Compliance features can similarly be utilized by casinos in support of their responsible gaming initiatives, including Merchant STeP programs.

Human Capital
At Everi, we focus on many key areas of human capital management, including our Company culture and recruiting talent. Some of our core human capital initiatives in 2024 included the following:

Employee Engagement, Satisfaction, and Awards
Conducted annual employee engagement surveys in the U.S. through the “Top Workplaces” and “Great Place to Work” programs, and in 2024, received a national award. (Please refer to “Employee Satisfaction and Awards” on page 33 herein.)

Talent Acquisition
Utilized tools and discovered locations to identify talent and provide support, including continued partnership with job seekers transitioning from the U.S. Army, and a continued partnership with Grant a Gift Autism Foundation.

Employee Development and Training
Offered employee training programs on various topics important to our business operations, including data privacy and cybersecurity, courses to enhance leadership and professional development, upskilling, and courses related to important areas of compliance as outlined in our Code of Business Conduct, Standards and Ethics.

Employee Health and Safety
Continued our commitment to adhere to relevant laws and regulations concerning workplace health and safety, as well as emergency and disaster recovery protocols, drawing upon the expertise of leading national health organizations and consultants to stay abreast and responsive to the latest guidance and best practices.

Employee Benefits
As a result of input received from Company employees through an annual benefits survey, and with the support of management and our Board, we extended benefits effective January 1, 2025, including:
•For the tenth year in a row, no increases to employee premiums (contributions) to medical, dental, and vision benefits
•Extension of the mental health and wellness program with easy access to preventative care, self-care and professional services, including virtual coaching sessions

Composition of Our Workforce
As of December 31, 2024, Everi employed approximately 2,300 people, a vast majority of whom work in the United States. Approximately 1,000 people are employed within the Games segment and approximately 1,300 people are employed within the FinTech segment. None of our employees are party to a collective bargaining agreement and we have had no labor-related work stoppages.
Corporate Culture Initiatives / Our Workplace
In 2024, we reaffirmed our mission statement and continued to focus on our employees’ collective imagination, talent, and innovation with our Company’s objectives. Everi’s mission statement is to: “Lead the Gaming Industry Through the Power of People, Imagination and Technology.” This statement highlights our Company’s most important asset, our employees, while confirming our mission to offer innovative gaming, financial technology, digital, and loyalty solutions.
At Everi, we are guided by our values of Collaboration, Integrity, Inclusion, Excellence, and Fun. We (i) Harness the power of collaboration; (ii) Act with integrity; (iii) Value Everi-One; (iv) Exceed expectations and be bold. When we deliver on these values consistently, we H.A.V.E. (v) Fun, as further described at our Company website at: https://www.everi.com/careers-culture/. We live these values by investing in programs and implementing standards to promote ethical business conduct, sustainability, giving and volunteerism, and responsible gaming. These programs support our long-term business success while also empowering our team members.

OUR MISSION STATEMENT

OUR VALUES

Integrity
ACT WITH INTEGRITY

Collaboration
HARNESS THE POWER OF COLLABORATION

Inclusion
VALUE EVERI-ONE

Excellence
EXCEED EXPECTATIONS AND BE BOLD

Fun
OUR GOAL IS FOR OUR EMPLOYEES TO HAVE FUN!

Inspired by Author Simon Sinek’s concept of the Golden Circle and the importance of identifying the “WHY” behind your business, Everi has established a company “WHY” Statement. As part of our continued growth and our desire to define and share our Company “WHY” statement more broadly, we apply the Company “WHY” that put our employees and their success front and center:
The Everi “WHY”
Elevate the Success of
Everi Employee
Everi Customer
Everi Day!
Employee Development and Training
Everi is dedicated to fostering the growth and development of our employees through a multifaceted training program. We provide specialized leadership training and development courses for newly hired or promoted leaders, to help equip them with the skills necessary for their new roles. Additionally, our online learning platform offers an extensive catalog of courses accessible to employees. This catalog covers a broad spectrum of topics, essential for both leadership and professional development. Key areas include conflict management, effective delegation, recognizing team achievements, and techniques for coaching and delivering constructive feedback.
Recognizing the importance of holistic development, our program also includes training in vital soft skills. Courses on emotional intelligence, email etiquette, and developing a professional presence are designed to support each employee's personal and professional journey. We believe that investing in such training opportunities not only enhances individual capabilities but also contributes significantly to the overall success and culture of our organization.
Talent Acquisition and Recruiting
The Recruitment Team at Everi is dedicated to sourcing talent from a wide array of channels, including recognizing the availability of remote work. By leveraging advanced tools and systems, we can help minimize geographic limitations, thereby broadening our talent pool. This approach is especially beneficial in today’s competitive job market, allowing us to fill a variety of roles, including those requiring specific, in-demand skills. We are regularly enhancing our recruitment strategies to identify and attract new, untapped talent, supporting the growth and diversification of our business.
At Everi, we believe that creativity and innovation are the fruits of a workforce containing multiple backgrounds and perspectives. To foster this, we employ a blind resume screening process for initial applicants. This method focuses on evaluating talent, experience, and qualifications without the influence of certain demographic information to help provide a fair and unbiased selection process. Additionally, we are proactive in expanding our reach to new candidates. Our Recruitment Team actively collaborates with various educational institutions, professional associations and student organizations. This collaboration not only provides support and information to broader groups of students and job seekers but also helps us discover potential candidates for our open positions. Through these efforts, we are committed to nurturing an inclusive and dynamic workforce that reflects the world in which we operate.
Everi expanded its recruiting initiatives by participating in EmployNV’s 2024 Spring Career Fair and showcasing the Company’s opportunities to a varied pool of students and professionals.
Everi further expanded its recruiting initiatives by entering into a strategic agreement (in March 2022) with the Partnership for Youth Success® (“PaYS”) Program of the U.S. Army. Through this program, the Company has the opportunity to engage with and interview soldiers for possible employment upon transition from their military service. Joining the ranks of many other companies who have partnered with the PaYS program, Everi looks forward to supporting the future success of those who have served our country.

U.S.ARMY ®

PARTNERSHIP FOR YOUR SUCCESS - PaYS

U.S.ARMY

U.S.ARMY

CONNECTING AMERICA WITH ITS ARMY

Everi has also partnered with the Grant a Gift Autism Foundation and their WORKS Community (Working on Occupational Readiness, Knowledge, and Skills), a community-based vocational program serving teens and young adults with an autism spectrum disorder. In addition to learning pivotal vocational skills such as building a resume and interviewing, Everi hosts these individuals onsite throughout certain times in their program. With the support of a job coach, clients gain job readiness skills and are better equipped to successfully transition into an internship and other areas of adulthood. WORKS Community includes weekly sessions at a partnered community site, weekly job coach support, an assigned caseworker, Parent Empowerment Training, and access to other family services provided by Grant a Gift Autism’s Navigation Program.
Employee Engagement, Satisfaction, and Awards
Employee Engagement
Aligning with our values of Inclusion and Collaboration, we seek dialogue with our employees on a regular basis, seeking feedback about their experience at Everi. With nearly 70% of our employee population working remotely, we understand the critical importance of maintaining employee engagement and providing avenues for employee input including employee surveys, Company-wide email communications, and periodic Town Hall meetings. These tools and platforms provide important Company updates from leadership but also moments for employee participation and involvement. Everi’s leadership team takes a hands-on approach to addressing the feedback received through these channels. This practice is a testament to our commitment to not just listen, but to act on employee input, working to foster a culture where every voice is valued and can lead to tangible, positive changes.

This approach has been met with success, as evidenced by our overall employee satisfaction score and employee net promoter scores.

Everi organized VIBE (“Volunteer, Invest, Belong, Engage”) (in 2022) for its employees to collaborate and participate in planning and execution of office / virtual events, share ideas, and participate in the execution of volunteer activities, and identify charities to consider for donations.
Employee Satisfaction and Awards
Everi was honored with numerous Top Workplace awards from 2020 to 2023, earning national recognition for three consecutive years. As we continue our commitment to excellence, we have chosen to pause our participation in Top Workplace competition to focus internally on areas where we can further elevate our culture, strengthen our teams and enhance the employee experience. This intentional step allows us to refine and improve so that when we reenter the competition in the future, we can do so with an even stronger foundation and renewed commitment to being a top workplace.
In 2024, Everi was announced as a “USA Today Top Workplace 2024” and was ranked in the Top 100 of companies with 1,000 - 2,499 employees.
Employee Recognition

In Q4 2021, the Company launched an online recognition platform for employees to utilize. Through this platform, leaders and employees at all levels can share recognition and appreciation with their co-workers, peers, and leaders, and give reward points along with the recognition. The rewards points can be redeemed for gift cards or retail items for the recipient, donated to charitable organizations featured on the platform, or converted back by the recipient into points to issue to other employees.
Employee Health and Wellness; Employee Benefits
Everi considers the health and safety of our employees to be of paramount importance. We have policies in place to monitor the working conditions of our employees and implement measures to protect their health, safety, and well-being.
At Everi, we value the varied needs of our workforce and have tailored our benefits program accordingly. We aim to provide competitive and comprehensive options that are both valuable and accessible to our employees. Our benefits package encompasses a wide range of offerings. These include extensive medical, dental and wellness programs, flexible time-off plans and paid holidays, flexible spending accounts, and a 401(k) retirement plan complemented by a Company match on employee contributions. Additionally, we offer financial wellness services to support our employees’ overall financial health.
To align our benefits with our employees' needs, we conduct an annual employee benefits survey. This survey serves as a crucial tool for gathering feedback directly from our employees. We actively use this input to refine and enhance our benefits offerings, demonstrating our focus on regularly improving the work-life balance and overall satisfaction of our workforce.
Everi strives to be steadfast in its commitment to adhering to relevant laws and regulations concerning workplace health and safety, as well as emergency and disaster recovery protocols. Our approach is proactive and informed, as we consistently draw upon the expertise of leading national health organizations. This strategy is integral to our operations, particularly in navigating the macro environment and its challenges. Our primary objective is safeguarding our employees and protecting them from potential harm. By staying abreast of and responsive to the latest guidance and best practices, we strive to maintain a safe and secure working environment for all.
The Company offers a benefits program that provides competitive and comprehensive benefit options at a reasonable cost to our employees; and 2025 marks the tenth year in a row that there has been no increase to employee premiums (contributions) for medical, dental, and vision coverage. The benefit programs include an array of offerings, such as comprehensive medical, dental, vision, and wellness benefits; a discretionary time off program which allows time off not only for vacations but also to celebrate, enjoy, or reflect on holidays or other days of significance to our employees, their families, and communities; parental leave; a 401(k) retirement plan with a Company match, which Company match was increased effective January 1, 2023; pet insurance; and both legal and financial wellness services. Our benefits are designed to recognize and meet the various needs of our workforce. To gather employee feedback to make benefit enhancements and improvements, the Company issues an employee benefits survey on an annual basis and uses that input to make improvements. Effective January 1, 2024, based on employee feedback received through this survey, the Company made enhancements to the benefits program that support both the personal and professional needs of our employees and an extension of the mental health and wellness program with easy access to preventative care, self-care and professional services, including virtual coaching sessions. The Company also provides employees with access to third-party discounts, savings, and rewards opportunities.
The Company sponsored and encouraged employee participation in virtual and/or in-person health fairs, and celebrated Health and Wellness Month by providing Everi employees with tips, tools, and resources from Everi’s benefits partners on physical and mental well-being, including on stress and mental health, staying active and fit, and nutrition.
CORPORATE GOVERNANCE
Board Leadership Structure
The Board regularly reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. At the present time, the Board believes that a structure that separates the roles of Chair of the Board and Chief Executive Officer is appropriate to allow our Chief Executive Officer to focus on management of our operations and performance. However, the Board reserves the right to determine the appropriate leadership structure for the Board on a case-by-case basis, taking into consideration at any time the Board’s assessment of its and the Company’s needs.
On March 20, 2025, the Company entered into an Executive Chair Agreement to reappoint Michael D. Rumbolz to serve in the role of Executive Chair of the Board of the Company, effective April 1, 2025. Mr. Rumbolz’s agreement with the Company shall continue on a month-to-month basis thereafter, terminable upon 30 days’ notice by either party or upon Executive Chair’s earlier death, incapacity, removal or resignation. Mr. Rumbolz has served as Executive Chair of the Board since April 1, 2022. As Executive Chair of the Board, Mr. Rumbolz is an employee of the Company, reporting directly to the Board, and is subject to the Company’s policies on the same basis as other senior executives of the Company. The Company requires that the Executive Chair be available to perform the duties of Executive Chair customarily related to this function, including, without limitation: (a) acting as Chair of the Board at stockholder meetings; (b) acting as a liaison between the Company’s senior management and the Board and its committees; (c) advising the Company’s senior management on matters of Company operations; and (d) otherwise performing the duties of Chair of the Board, as well as such other customary duties as may be determined and assigned by the Board, and as may be required by the Company’s governing instruments, including its certificate of incorporation, bylaws, and its corporate governance guidelines, each as amended or modified from time to time, and by applicable law, rule, or regulation, including, without limitation, the Delaware General Corporation Law and the rules and regulations of the SEC.
The independent directors have strong leadership in Mr. Bali as Lead Independent Director, whose responsibilities include: (a) presiding at meetings of the Board at which the Chair is not present, including executive sessions of the independent directors; (b) reviewing and approving information sent to the Board; (c) serving as liaison between the Chair and the independent directors; and (d) being available for consultation and communication with major stockholders upon request. The Lead Independent Director also has the authority to call meetings of the independent directors.
The Board believes that its programs for overseeing risk, as described in “Board Role in Risk Oversight” below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Board Role in Risk Oversight
Our Board, directly and through its committees, is responsible for oversight of our risk assessment process. The Board's role in the Company's risk oversight process includes receiving regular reports from members of our management team with respect to material risks that the Company faces, including, but not limited to: our credit, liquidity, cybersecurity, compliance and legal and regulatory, strategic, and reputational risks. The Board, or the applicable committee of the Board, regularly receives these reports from members of our management team to enable it to identify material risks and assess management's risk management and mitigation strategies, including recent risks that the Company has focused on, including various enterprise risks and market impacts. The Board engages with the Company's CEO, Chief Financial Officer, Chief Legal and Compliance Officer, along with other members of management, to determine the Company's risk tolerance and endeavors to see that management identifies, evaluates, and properly manages and mitigates the overall risk profile of the Company.

Audit Committee
Assesses risks relating to the Company's financial statements; and
Oversees both the Company's external and internal audit functions and oversees the Company's compliance with applicable laws and regulations
Compensation Committee Oversees the management of risks relating to the Company's executive compensation plans and arrangements; and Oversees the Company's Equity Incentive Plan and issuance of equity	Nom Gov Committee Reviews, no less than annually, the independence of our Board and potential conflicts of interest concerning our Board and senior executives; and Oversees the Company's ESG initiatives

The Board’s Role in Overseeing Information Technology and Cyber-Risk
We employ multiple methods and technologies to secure the Company’s products, data, and computing environments and maintain the confidentiality, integrity, and availability of our information assets. Our Chief Information Security Officer (“CISO”), and Chief Information Officer (“CIO”), CEO, and Board, oversee the Company’s Information Security Program and cybersecurity risk. The CEO and our Board receive quarterly reports from the Company’s CISO and CIO on the Company’s cyber-risk profile and information security initiatives. The Company’s Information Security Program is administered by the CISO and CIO who maintain a direct reporting line to the CEO and the Board. The Board regularly receives information regarding evolving cybersecurity threat landscape from the CISO, CIO, and management, and is apprised directly of incidents exceeding certain risk tolerances. For additional information, refer to our most recent Annual Report on Form 10-K.

Executive Sessions of Independent Directors
Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, to promote open discussion among non-employee directors, our non-employee directors regularly meet in executive sessions of non-employee directors. The executive sessions occur after each regularly scheduled meeting of the entire Board and at such other times that the non-employee directors deem necessary or appropriate. The Lead Independent Director presides over the executive sessions of the independent directors.
Director Attendance at Meetings of the Board and its Committees and Annual Meeting of Stockholders
Our Board held a total of twenty-seven (four regular and twenty-three special meetings) during the year ended December 31, 2024. During 2024, our directors attended an average of 99.5% of the aggregate of the total number of meetings of our Board and the total number of meetings held by all Board committees on which such person served.
We do not have a formal policy regarding director attendance at annual meetings of stockholders; however, our directors are expected to attend all Board and committee meetings, as applicable, unless the director has a valid excuse for absence, and to meet as frequently as necessary to discharge their responsibilities. Eight of our nine directors attended our 2024 annual meeting held on May 22, 2024.
Director Independence
Our Corporate Governance Guidelines provide that a majority of our directors serving on our Board must be independent as required by, and defined by, the rules, regulations, and listing qualifications of the NYSE. In general, a director is deemed independent if the director has no material relationships with our Company that may interfere with the exercise of the director’s independence from management and our Company. Our Board, after broadly considering all relevant facts and circumstances regarding the past and current relationships, if any, of each director with the Company, has affirmatively determined that all of the Company’s non-employee directors, Messrs. Judge, Fox, Bali, and Finch, and Mses. Mullarkey, Watson, and Nutton are independent directors, and determined that there are no material relationships that would interfere with the exercise of such directors’ independence from management and our Company.
In making these independence determinations, our Nom Gov Committee reviewed and presented to the Board to consider, the following relationships and transactions, which the Board found did not affect the independence of the applicable director:
•Atul Bali. Mr. Bali is (i) an advisor to IWG Ltd. (“IWG”), an online instant win gaming company that is a current licensor of Everi content, for which Mr. Bali currently is a holder of Restricted Stock Units (“RSUs”) of IWG’s outstanding shares; (ii) an advisor to Fincore Ltd., a financial software company that provides certain software and services to Everi as well as a Remote Gaming Server platform provider for multiple competing content providers.
Regular Board and Committee Evaluations
The Board and the Audit, Compensation, and Nom Gov Committees have an annual evaluation of the committees and of the Board as a whole. In 2024, there was a Board and committee evaluation process, which focused on their roles and effectiveness, as well as fulfillment of their fiduciary duties. The evaluations were conducted and completed anonymously to encourage candid feedback. The results of the evaluations are reported to and reviewed by the full Board. Each committee and the Board was satisfied with its performance and considered itself to be operating effectively, with appropriate balance among governance, oversight, strategic, and operational matters.
BOARD OF DIRECTORS AND COMMITTEES
The Board of Directors
Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nom Gov Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The composition of the Board committees complies with the applicable rules of the SEC, the NYSE, and applicable law. Our Board has adopted written charters for its Audit Committee, Compensation Committee, and Nom Gov Committee.

The table below depicts the Committee membership during fiscal year 2024 and the current Committee membership as of the date of this Proxy Statement. Our Board currently believes it is appropriate for each of the Board’s non-employee/independent directors to serve on each of our committees. This approach encourages focused discussions that benefit from the variety of perspectives and experiences represented by each of our non-employee directors. Our Board also benefits from a majority of members being apprised of committee activities, which allows for the Board to respond quickly to issues that arise. Our Board has determined that each of the members of our standing committees identified below is “independent,” as defined under and required by the rules of the SEC and the NYSE. Directors, Michael D. Rumbolz, Executive Chair of the Board, and Randy L. Taylor, President and Chief Executive Officer, do not serve as a member of any committees of the Board as they are not “independent,” as defined under and required by the rules of the SEC and the NYSE.

Name	Independent	Audit	Compensation	Nom Gov Committee	# of Other Public Company Boards
Geoffrey P. Judge	✓	●	●	Chair	0
Linster W. Fox	✓	Chair	●	●	0
Maureen T. Mullarkey	✓	●	Chair	●	1
Atul Bali	✓	●	●	●	1
Paul W. Finch, Jr.	✓	●	●	●	0
Secil Tabli Watson	✓	●	●	●	1
Debra L. Nutton	✓	●	●	●	0
Audit Committee
Our Audit Committee is comprised entirely of directors who satisfy the standards of independence established under the applicable SEC rules and regulations, NYSE listing standards, and our Corporate Governance Guidelines. Also, each member of our Audit Committee satisfies the financial literacy requirements of NYSE listing standards.

MEMBERS	The Audit Committee has responsibility to, among other things, review and discuss with management and our independent auditor, each, as appropriate:
Linster W. Fox (Chair)*
▪the integrity of our financial statements in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations of the SEC and the NYSE, including the Company’s annual and quarterly audited financial statements;
▪the performance and adequacy of the Company’s internal audit function and internal auditors;
▪policies with respect to risk assessment and risk management, including information technology risks (inclusive of but not limited to data privacy and security issues) and major financial risk, and the steps management has taken to monitor and control such exposures (further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled “BOARD AND CORPORATE GOVERNANCE MATTERS — Board Role in Risk Oversight” above);
▪the performance and independence of the Company’s independent auditor;
▪our compliance with certain legal and regulatory requirements, including reports from the Company’s independent auditor in connection with the preparation of the Company’s financial statements; and
▪related-party transactions.

Geoffrey P. Judge**
Maureen T. Mullarkey*
Atul Bali*
Paul W. Finch, Jr.**
Secil Tabli Watson*
Debra L. Nutton**

Meetings in 2024: 5

* “Audit Committee Financial Expert” in accordance with NYSE listing standards

** “Financially Literate” in accordance with NYSE listing standards

Compensation Committee
Our Compensation Committee is comprised entirely of directors who satisfy the standards of independence established under the applicable SEC rules and regulations, NYSE listing standards, and our Corporate Governance Guidelines.

MEMBERS	Pursuant to its charter, the purposes of the Compensation Committee are to, among other things:
Maureen T. Mullarkey (Chair)
▪oversee the responsibilities of our Board relating to compensation of our executive officers;
▪oversee initiatives and metrics in relation to human capital management, including corporate culture and attracting and retaining talent;
▪produce the annual Compensation Committee Report for inclusion in our proxy statement and Annual Report on Form 10-K, as applicable, per applicable rules and regulations; and
▪design, recommend, and evaluate our executive compensation plans, policies, and programs.

Geoffrey P. Judge
Linster W. Fox
Atul Bali
Paul W. Finch, Jr.
In addition, our Compensation Committee works with our executive officers, including our Chief Executive Officer, to implement and promote our executive compensation strategy. See “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” for additional information on our Compensation Committee’s processes and procedures for the consideration and determination of executive compensation.
According to its charter, our Compensation Committee has the sole authority, at our expense, to retain, terminate, and approve the fees and other retention terms of outside consultants to advise our Compensation Committee in connection with the exercise of its powers and responsibilities. Mercer provided the Compensation Committee and/or the Nom Gov Committee, as requested, with independent consulting and advisory services related to executive and director compensation philosophy and strategy, short and long-term incentive plan designs, pay-for-performance analysis, reporting disclosures, and communications. See “Director Compensation” and “Role of Compensation Consultants” for additional information.

Secil Tabli Watson
Debra L. Nutton

Meetings in 2024: 4
Compensation Committee Interlocks and Insider Participation
During fiscal year 2024, no member of the Compensation Committee was, or formerly was, an officer or employee of the Company or its subsidiaries. During fiscal year 2024, no interlocking relationship existed between any member of the Company’s Board or Compensation Committee, and any member of the board or compensation committee of any other company.
Nom Gov Committee
Our Nom Gov Committee identifies individuals qualified to become members of our Board, makes recommendations to our Board regarding director nominees for the next annual general meeting of stockholders, and develops and recommends corporate governance principles to our Board. Our Nom Gov Committee, in its business judgment, has determined that it is comprised entirely of directors who satisfy the applicable standards of independence established under the SEC’s rules and regulations, NYSE listing standards, and our Corporate Governance Guidelines. For information regarding our Nom Gov Committee’s policies and procedures for identifying, evaluating, and selecting director candidates, including candidates recommended by stockholders, see “Director Candidate Qualification and Nomination Process” below.

MEMBERS	Pursuant to its charter, the purposes of the Nom Gov Committee are to, among other things:
Geoffrey P. Judge (Chair)
▪compile and present to the Board potential criteria for prospective members of our Board, conduct candidate searches and interviews, and formally propose the slate of directors to be elected at each annual meeting of our stockholders;
▪advise our Board about appropriate composition and compensation of our Board and its committees;
▪develop and recommend to our Board adoption of our Corporate Governance Guidelines, our Code of Business Conduct, Standards and Ethics and our policies with respect to conflicts of interest;
▪make recommendations to the Board as to the membership of committees of the Board;
▪oversee and evaluate our Board and management;
▪oversee the Company’s corporate responsibility, sustainability, and ESG initiatives and programs; and
▪monitor our compliance with applicable laws, rules, and regulations.
In addition, our Nom Gov Committee works with our executive officers, including our Chief Executive Officer, to implement and promote our director compensation strategy. See “Director Compensation” for additional information on our Nom Gov Committee’s processes and procedures for the consideration and determination of director compensation. According to its charter, our Nom Gov Committee has the authority, at our expense, to retain, terminate, and approve the fees and other retention terms of outside consultants to advise our Nom Gov Committee in connection with the exercise of its powers and responsibilities.

Linster W. Fox
Maureen T. Mullarkey
Atul Bali
Paul W. Finch, Jr.
Secil Tabli Watson
Debra L. Nutton

Meetings in 2024: 4

The duties and responsibilities of each of our standing committees are more fully described in their respective charters, which are available at the Corporate Governance section of the “Investors” page on our website at: https://www.everi.com/investor-relations/governance/governance-documents/.
Director Candidate Qualification and Nomination Process
Director Selection Process. Our Nom Gov Committee is responsible for recommending director candidates and nominees to the full Board, in collaboration with the Chair of the Board.
As provided in the charter of the Nom Gov Committee, nominations for director may be made by the Nom Gov Committee or by a stockholder of record entitled to vote. The Nom Gov Committee will consider and make recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. The Nom Gov Committee does not consider stockholder recommended candidates differently than other candidates. Stockholders wishing to recommend candidates for consideration by the Nom Gov Committee may do so in accordance with the instructions set forth under “When are stockholder proposals due for the 2026 Annual Meeting of Stockholders?” in the “FREQUENTLY ASKED QUESTIONS” section of this Proxy Statement.
Our Nom Gov Committee seeks to identify candidates based on input provided by several sources, including (i) other members of the Board, (ii) officers and employees of the Company, and (iii) stockholders of the Company.
Our Nom Gov Committee will also seek ongoing input from the incumbent directors and the Chief Executive Officer, with the goal of identifying and informally approaching possible director candidates in advance of actual need. The Company does not pay any third-party to identify or assist in identifying or evaluating potential nominees. The Board shall itself determine in each case how an invitation to join the Board shall be extended to director nominees, other than those nominated directly by the Company’s stockholders.

DIRECTOR QUALIFICATIONS
Key factors that the Nom Gov Committee considers when determining whether to recommend directors for nomination include:
•Experience — Particular qualifications, attributes, and skills and leadership that are relevant to the Company’s industry
•Age and Tenure — The age and Board tenure of each incumbent director
•Board Size — The Nom Gov Committee periodically evaluates the size of the Board, depending on the Board’s needs
•Board Independence — Independence of candidates for director nominees, including the appearance of any conflict in serving as a director
•Board Contribution — Integrity, business judgment, and commitment
•Willingness to Continue to Serve — As applies to current directors if re-nominated

A detailed description of the criteria used by the Nom Gov Committee in evaluating potential candidates may be found in the charter of the Nom Gov Committee which is available at the Corporate Governance section of the “Investors” page on our website at: https://www.everi.com/investor-relations/governance/governance-documents/.

HOW EVERI BUILDS ITS BOARD
The Board regularly identifies potential director candidates in anticipation of retirements, resignations, or the need for additional capabilities. This chart describes the ongoing Nom Gov Committee process to identify highly qualified candidates.

1
Consider Current Board Core Competencies & Strategic Needs
The Board maintains its focus on core competencies of strategic oversight, corporate governance, stockholder advocacy, and leadership and has a wide range of expertise and perspective that, collectively, enable the Board to perform its oversight function effectively.

2	Consider Qualified Candidates Identify exceptional candidates that possess integrity, independent judgment, substantial business experience, and a skill set to meet existing or future business needs.

3	Check Conflict of Interest References All candidates are screened for conflicts of interest and the ability to secure relevant licenses required.

4	Nom Gov Committee Consider shortlisted candidates; after deliberations, Nom Gov Committee recommends candidates for election to the Board.

5	Full Board Engage with shortlisted candidate(s); dialogue and decision with a commitment to varied backgrounds, expertise, skills, and range of tenures.

6	Regulatory Licensing Process Initiate and complete regulatory approval process in all applicable jurisdictions.

Board Composition
Our Board believes that the Company’s directors should possess a combination of skills, professional experience, expertise, and backgrounds necessary to enable the Board to perform its oversight function effectively. Our Board maintains there are certain attributes every director should possess, as reflected in the Board’s membership criteria as discussed above in the “Director Selection Process.” Accordingly, our Board and our Nom Gov Committee consider the qualifications of directors and director candidates individually, and in the context of the Board’s overall composition, and the Company’s current and anticipated future needs. The Board assesses the effectiveness of this goal as part of its annual evaluation process.
Board Refreshment
Below presents a snapshot of the expected composition of our Board immediately following the Annual Meeting.

Our Board also believes that directors develop an understanding of the Company and an ability to work effectively as a group over time. This provides substantial value and a significant degree of continuity year-over-year which is beneficial to our stockholders.
Retirement Age
The Board has established a retirement age policy of 75 years for directors, as reflected in our Corporate Governance Guidelines. The Board believes that it is important to monitor its composition, skills, and needs in the context of the Company’s long-term strategic goals, and, therefore, may elect to waive the policy as it deems appropriate (e.g., as a result of the Pending Proposed Transaction, any directors who would have reached the established retirement age would continue to serve until the consummation of the Pending Proposed Transaction occurs or until their term expires). The Board believes it is important to balance refreshment with the need to retain directors who have developed, over time, significant insight into the Company and its operations, and who continue to make valuable contributions to the Company that benefit our stockholders.
Director Compensation
Pursuant to the authority granted in its charters, the Compensation Committee and the Nom Gov Committee may engage an independent Compensation Consultant. The Compensation Consultants report directly to the Compensation Committee and the Nom Gov Committee, who may replace the consultants or hire additional consultants at any time.
During 2024, Mercer provided the Compensation Committee and the Nom Gov Committee, as requested, with independent consulting and advisory services related to executive and director compensation philosophy and strategy, short and long-term incentive plan designs, pay-for-performance analysis, disclosure, and communications.

Our Compensation Committee and/or the Nom Gov Committee made decisions and/or made recommendations to the Board regarding the compensation of the Company’s executives and/or directors, including appropriate peer group(s) against which the Company’s executive and director compensation programs are measured. The peer group used for purposes of setting executive compensation as described in the “Compensation Discussion Analysis” section of this Proxy Statement was adopted by the Compensation Committee in Q4 2023 for use in the design of the Company’s 2024 executive and director compensation programs.
Our Compensation Committee and the Nom Gov Committee regularly review the services provided by its outside consultants and advisors and determined their independence in providing compensation consulting services and advice. See also “Role of Compensation Consultants” in the “Compensation Discussion and Analysis” section of this Proxy Statement.
Our Compensation Committee and the Nom Gov Committee continue to monitor the independence of its consultants and advisors on a periodic basis.
In 2024, our non-employee directors were compensated through annual cash retainers and equity awards for Board and Board Committee service, as follows:

	Annual cash retainers(1) ($)	Equity awards value ($)
All non-employee Board Members	75,000	150,000
Lead Independent Director	30,000	—
Audit Committee Chair	25,000	—
Audit Committee Member	12,500	—
Compensation Committee Chair	20,000	—
Compensation Committee Member	10,000	—
Nom Gov Committee Chair	15,000	—
Nom Gov Committee Member	9,375	—
___________________
(1)All non-employee Board Members receive an annual cash retainer. To the extent Board Members perform additional services, they receive additional amounts reflected in this illustration, as applicable.
The following table sets forth the compensation of our independent members of the Board for the fiscal year ended December 31, 2024:

Name(1)	Fees earned or paid in cash ($)	Stock awards(2) ($)	Total ($)
Linster W. Fox	119,375	86,028	205,403
Geoffrey P. Judge	112,500	86,028	198,528
Maureen T. Mullarkey	116,875	86,028	202,903
Atul Bali	136,875	86,028	222,903
Paul W. Finch, Jr.	106,875	86,028	192,903
Secil Tabli Watson	106,875	86,028	192,903
Debra L. Nutton	106,875	86,028	192,903
___________________
(1)At December 31, 2024, our independent directors had the following aggregate numbers of outstanding stock awards and shares underlying outstanding option awards:

Name	Vested stock awards(i) (#)	Unvested stock awards (#)	Shares underlying option awards (#)
Linster W. Fox	74,564	10,700	70,000
Geoffrey P. Judge	74,564	10,700	135,000
Maureen T. Mullarkey	74,564	10,700	—
Atul Bali	51,673	10,700	—
Paul W. Finch, Jr.	19,200	10,700	—
Secil Tabli Watson	19,200	10,700	—
Debra L. Nutton	9,200	10,700	—
(i) Represents deferred stock units, for which the time-based vesting requirement has been satisfied; however, these awards will only settle in shares of Common Stock in accordance with the provisions set forth in the grant notices.
(2)Represents the aggregate grant date fair value of the directors’ Time-based RSU awards in fiscal year 2024, as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation. The RSU awards granted in 2024 to independent members of our Board vest on the first anniversary date following the grant date. Vested shares will be delivered to the reporting person on the earliest of the following events: (i) ten years from the date of grant; (ii) the reporting person’s death; (iii) the occurrence of a Change in Control (as defined in our equity incentive plans), subject to qualifying conditions; or (iv) the date that is six months following the reporting person’s separation from service, subject to qualifying conditions. For a discussion on the assumptions made in the valuation of the directors’ RSU awards, see the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Chief Executive Officer and Senior Management Succession Planning
The Board’s deep commitment to excellence in corporate governance is reflected in its regular review of and ongoing work to further its existing senior leadership succession planning to maintain long-term continuity. Our Board periodically reviews the overall composition of our senior management’s qualifications, tenure, and experience. Our Chief Executive Officer, after consultation with other members of management, provides the Board with a list of key individuals with immediate impact, the critical area of such individual’s impact, short-term/interim action, and long-term action. Our Board reviews this information with our Chief Executive Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval, or Ratification of Transactions with Related Persons
Under written procedures adopted by the Board, any transaction that is required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC must be reviewed, approved, or ratified, where pre-approval is not feasible by the Audit Committee. The types of transactions subject to these procedures include, but are not limited to:
•the purchase, sale, or lease of assets to or from a related person;
•the purchase or sale of products or services to or from a related person; or
•the lending or borrowing of funds from or to a related person.
Approval of transactions with related persons shall be at the discretion of the Audit Committee, but the Audit Committee shall consider:
•the consequences to the Company of consummating or not consummating the transaction;
•the extent to which the Company has a reasonable opportunity to obtain the same or a substantially similar benefit of the transaction from a person or entity other than the related person; and
•the extent to which the terms and conditions of such transaction are more or less favorable to the Company and its stockholders than the terms and conditions upon which the Company could reasonably be expected to negotiate with a person or entity other than the related person.
Further, our Code of Business Conduct, Standards and Ethics requires our non-employee directors and our officers and employees to raise with our General Counsel any material transaction or relationship that could reasonably be expected to give rise to a personal conflict of interest. Our Corporate Governance Guidelines also prohibit the Company’s making of any personal loans to directors, executive officers, or their immediate family members.
Transactions with Related Persons
The were no reportable related party transactions that required review, approval, or ratification of the Audit Committee or any other committee.
Stockholder Engagement and Outreach
We actively and regularly engage with our stockholders, investors, and analysts, and we value their opinions. We believe in providing timely and transparent information to our investors. Executive management and our Investor Relations team routinely listen to and communicate with our stockholders on a variety of matters relating to our business strategy and performance, corporate governance, board composition and structure, executive compensation program, and corporate responsibility and sustainability initiatives in various forums, which have included and may include:
•earnings presentations;
•industry conferences, including virtual meetings;
•conference calls; and
•non-deal roadshow presentations.
In 2024, we participated in “in-person” conferences and held numerous meetings and calls with covering analysts and investors. In our meetings, we discussed a variety of topics that are important to investors, including our Company performance and operations, new products and growth initiatives, industry trends, corporate governance, and the Pending Proposed Transaction. From these various engagements, we gather stockholder feedback which is relayed to our Board and its committees, and work with them to enhance our practices and improve our disclosures.

Communication Between Interested Parties and Directors
Stockholders and other interested parties may communicate with individual directors (including the Chair and Lead Independent Director), the members of a Committee of the Board, the independent directors as a group, or the Board as a whole, by addressing the communication to the named director, the Committee, the independent directors as a group, or the Board as a whole, c/o Corporate Secretary, Everi Holdings Inc., 7250 South Tenaya Way, Suite 100, Las Vegas, NV 89113, or via e-mail to secretary@everi.com. The Company’s Corporate Secretary will forward all correspondence to the named director, the committee, the independent directors as a group or the Board as a whole, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations, or advertisements or patently offensive or otherwise inappropriate material. The Company’s Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.
Relationships Among Directors or Executive Officers
There are no family relationships among any of the Company’s directors or executive officers.
Executive Employment Agreements
We are party to employment agreements with each of our named executive officers. The material terms of the employment agreements with our named executive officers are described under “EXECUTIVE COMPENSATION — Compensation of Named Executive Officers — Employment Contracts and Equity Agreements, Termination of Employment and Change in Control Arrangements.”
Director and Officer Indemnification Agreements
We have entered into an indemnification agreement with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. We have purchased and maintain insurance on behalf of all our directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not we are required to have the power to indemnify them against the same liability.

EXECUTIVE OFFICERS
Set forth below is certain information regarding each of our current executive officers, other than Messrs. Rumbolz and Taylor, whose biographical information is presented under “Class II Director Nominees,” and “Class I Directors Whose Terms Will Expire in 2027,” respectively.

Name	Age	Position
Michael D. Rumbolz	71	Executive Chair of the Board
Randy L. Taylor	62	President and Chief Executive Officer
Mark F. Labay	53	Executive Vice President, Chief Financial Officer and Treasurer
Darren D. A. Simmons	56	Executive Vice President, FinTech Business Leader
David J. Lucchese	66	Executive Vice President, Sales and Marketing
Kate C. Lowenhar-Fisher	47	Executive Vice President, Chief Legal Officer - General Counsel and Corporate Secretary
Todd A. Valli	50	Senior Vice President, Corporate Finance and Tax & Chief Accounting Officer
Mark F. Labay has served as our Executive Vice President, Chief Financial Officer and Treasurer since April 2020, having previously served as the Company’s Senior Vice President, Finance and Investor Relations since April 2014, among other responsibilities since August 2002.
Darren D. A. Simmons has served as our Executive Vice President, FinTech Business Leader since January 2019, having previously served as the Company’s Payments Business Leader from December 2017 through December 2018, Senior Vice President, Payments Solutions from January 2015 through November 2017, and Senior Vice President, International Business from August 2006 through December 2014.
David J. Lucchese has served as our Executive Vice President, Sales and Marketing since March 2023, having previously served as our Executive Vice President, Sales, Marketing and Digital since April 2020, as our Executive Vice President, Digital and Interactive Business Leader since January 2017, our Executive Vice President, Games since January 2015, our Executive Vice President, Client Operations from March 2014 to January 2015, and our Executive Vice President, Sales from April 2010 to March 2014.
Kate C. Lowenhar-Fisher has served as our Executive Vice President, Chief Legal Officer – General Counsel and Corporate Secretary since March 2021. Prior to joining the Company, Ms. Lowenhar-Fisher served as an Equity Member of the law firm of Dickinson Wright, PLLC from January 2015 to March 2021, and served as Chair of its Gaming & Hospitality Practice Group, where she counseled many of the world’s premier gaming companies on regulatory issues in connection with mergers and acquisitions, corporate restructuring, reorganizations, and financings. Prior to Dickinson Wright, PLLC, Ms. Lowenhar-Fisher served as a Shareholder at Brownstein Hyatt Farber Schreck, LLP (formerly known as Schreck Brignone) from September 2002 to December 2014, where she specialized in gaming law and commercial transactions.
Todd A. Valli has served as our Senior Vice President, Corporate Finance and Tax & Chief Accounting Officer since September 2015. Preceding this appointment, Mr. Valli served as Vice President of Corporate Finance and Investor Relations for the Company, among other responsibilities, since September 2011.

PROPOSAL 2
ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)
(Item No. 2 on the Proxy Card)

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

As required by Item 24 of Schedule 14A, we are asking for stockholder approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, which disclosures include the disclosures under “Compensation Discussion and Analysis,” the compensation tables, and the narrative discussion following the compensation tables. This proposal, commonly known as a “Say on Pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.
We believe that the Company has created a compensation program deserving of stockholder support. At our 2024 annual meeting of stockholders, 97.4% of the votes cast supported our executive compensation program for 2023. Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects Company performance, job complexity and the strategic value of the applicable position, while promoting long-term retention, motivation, and alignment with the long-term interests of the Company’s stockholders.
Please read “Compensation Discussion and Analysis” for additional details about our executive compensation program, including information about the 2024 compensation of our named executive officers.
The Board unanimously recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the stockholders of Everi Holdings Inc. approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, set forth in the Company’s definitive proxy statement for the 2025 Annual Meeting of Stockholders.”
Approval of this non-binding, advisory “Say on Pay” resolution requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting at which a quorum is present.
The vote on this proposal is non-binding and advisory in nature and will not affect any compensation already paid or awarded to any named executive officer, and it will not be binding on or overrule any decisions by our Board or our Compensation Committee. Nevertheless, our Board highly values input from our stockholders, and our Compensation Committee will carefully consider the result of this vote when making future decisions about executive compensation. The Board has adopted a policy of providing for annual “Say on Pay” advisory votes. Unless the Board modifies its policy on the frequency of holding “Say on Pay” advisory votes, the next “Say on Pay” advisory vote will occur in 2026.

EXECUTIVE COMPENSATION
The Company is a holding company, the principal asset of which is the capital stock of Everi Payments Inc. (“Everi FinTech”), and the capital stock of Everi Games Holding Inc. (“Everi Games Holding”), which is the parent of Everi Games Inc. (“Everi Games”). The executive officers of the Company are employees of Everi FinTech, other than Mr. Ehrlich who was an employee of Everi Games. The references in this Proxy Statement to executive compensation relate to the executive compensation paid by Everi FinTech or Everi Games to such executive officers.
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, and structure of our 2024 executive compensation program for our “named executive officers” or “NEOs.” This CD&A is intended to be read in conjunction with the Compensation of Named Executive Officers section contained within this Executive Compensation portion of the Proxy Statement, which provides further historical compensation information.
The following individuals were our NEOs for the fiscal year ended December 31, 2024:

Name	Current Title
Randy L. Taylor	President and Chief Executive Officer
Mark F. Labay	Executive Vice President, Chief Financial Officer and Treasurer
Darren D. A. Simmons	Executive Vice President, FinTech Business Leader
David J. Lucchese	Executive Vice President, Sales and Marketing
Kate C. Lowenhar-Fisher	Executive Vice President, Chief Legal Officer – General Counsel and Corporate Secretary
Dean A. Ehrlich (1)	Former Executive Vice President, Games Business Leader
___________________
(1)Mr. Ehrlich served as Executive Vice President, Games Business Leader until September 1, 2024.

Quick CD&A Reference Guide

Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Compensation Decision Making Process	Section III
Compensation Competitive Analysis	Section IV
Elements of Compensation	Section V
Additional Compensation Policies and Practices	Section VI

I. Executive Summary
Everi’s compensation policies and practices strive to align pay with performance, and our belief that strong performance and profitable growth will build long-term stockholder value. While FinTech’s financial access services and software and other business continued to report steady revenue growth, this was offset by declines in FinTech hardware revenues primarily due to timing and resulted in the overall FinTech revenues being relative flat with the prior year. The Games business continued to experience challenges due to lower than expected performance of new game titles impacting game sales and contributing to the continued contraction of the installed base and softer average win per day. As a result of lower revenues and higher operating expenses, net income decreased to $15.0 million and earnings per diluted share declined to $0.17.
Below are some additional results for 2024:
•Total Revenues of $757.9 million, consisted of:
▪Games revenue of $378.9 million; and
▪FinTech revenue of $379.0 million.
•Recurring revenues were $586.9 million or 77% of total revenue.
•Total costs and expenses increased by 6% most notably from operating expenses, which include transaction-related expenses, research and development expenses, and depreciation charges.
•Interest expense, net of interest income, decreased 6% due to lower interest rates and outstanding debt balances.
•Investment of $156.4 million in capital investments for future organic growth.
For more information on our 2024 results and other related financial measures, we refer you to our 2024 Annual Report.
Compensation Actions
The Compensation Committee, in conjunction with the entire Board, has continually strived to make compensation decisions that would be in the best interest of the Company, our stockholders, and our employees. Some highlights from the past year include:
•Consistent Annual Incentive Metrics: Our 2024 annual cash incentive metrics remained unchanged from 2023, comprising Consolidated Revenue (35%), adjusted earnings before interest, taxes, depreciation and amortization (“AEBITDA”) (35%), and personal goals (30%).
•Majority of CEO Long-Term Incentive Awards Tied to Performance: In 2024, we granted performance-based restricted stock units (“PSUs”) and service-based RSUs as long-term incentive awards to the NEOs. For 2024, we continued the practice of granting 60% of Mr. Taylor's long-term incentive awards based on performance criteria, and for other NEOs, we continued the practice of granting 50% of the long-term incentive awards based on performance criteria.
•Metrics in our PSU program: For 2024, we adjusted the metrics in our PSU program to eliminate the cumulative operating income performance measure and allowed for vesting based solely on Total Stockholder Return (“TSR”) relative to the Russell 3000 index over a three-year performance period.
•No Annual Incentive Payout for 2024 Performance: For the year ended December 31, 2024, we did not meet the Consolidated Revenue and AEBITDA goal thresholds and therefore no bonuses were paid to our NEOs.
•No Payout for PSUs vesting in 2024: 2022 PSUs, which had a three-year performance period that ended as of December 31, 2024, did not vest given that the minimum performance goals were not met, consistent with our rigorous pay for performance philosophy.

II. Compensation Philosophy and Objectives
The principal objective of the Company’s executive compensation policies is to align the executives’ incentives with the achievement of the Company’s strategic goals, which are in turn designed to enhance stockholder value. The Company designed its executive compensation policies to be both fair and reasonable considering performance, competitive with the compensation paid to executives of similarly situated companies, and to incent its executives to achieve the Company’s strategic goals, while at the same time discouraging them and other employees from taking excessive risk.
Our primary objectives can be summed up as such:
☑ Align the interests of our executives with those of stockholders;
☑ Link executive compensation to the Company’s short-term and long-term performance;
☑ Attract, motivate, and retain high performing executive officers through competitive compensation     arrangements; and
☑ Promote long-term value creation and growth strategies.

Compensation Governance Practices
The following is an overview of the highlights of our compensation structure, and the fundamental compensation policies and practices we do and do not use:

WHAT WE DO	WHAT WE DON’T DO

Executive Compensation Based on Pay-for-Performance Philosophy. We align the interests of our executives and stockholders through the use of performance-based annual cash incentive compensation and service and performance-based long-term equity incentive compensation.
Allow Pledging of Our Securities. Our officers and directors are prohibited from pledging our stock to secure loans of any type.

Double-Trigger Severance Payments. A Change in Control by itself is not sufficient to trigger severance payments, or acceleration of equity vesting; it must also be accompanied by a qualifying termination.
Allow Hedging of Our Securities. Our officers and directors are prohibited from engaging in any hedging or other speculative trading in our stock.

Cash and Equity Clawback Policy. We have a Clawback Policy regarding the recoupment of incentive compensation in the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under U.S. federal securities laws, the Company is required, subject to certain limited exceptions, to recover the amount of any incentive compensation received by an officer of the Company (as defined under Rule 16a-1 under the Exchange Act) during the clawback period that is in excess of the amount that otherwise would have been received had it been determined based on the restated financial statements.
Reprice Stock Options without Stockholder Approval.

Stock Ownership Guidelines for Officers and Directors. Our officers and directors are required to accumulate stock holdings over a reasonable period of time that is a multiple of their respective base salaries or Board retainers, as applicable.
Allow Cash Buyouts of Underwater Stock Options without Stockholder Approval.
Independent Committee Members. Our Compensation Committee is comprised of entirely independent members.
No Defined Benefit or Supplemental Retirement Plans. We do not provide pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements to our executives, other than benefits generally available to our employees.

Independent Compensation Consultant. We engage an independent compensation consultant to review and provide recommendations regarding our executive compensation program.	Allow Excise Tax Gross-Ups.

Peer Group Analysis. We review total direct compensation (base salary, annual cash incentive, and long-term incentive payments) and the mix of compensation components for the NEOs relative to the peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers.
Grant Excess Perquisites.
No Dividends on Full Value Awards Unless and Until Awards Vest.

Components of Our Compensation Program
The Compensation Committee oversees our executive compensation program, which includes several elements that have been tailored to incentivize and reward specific aspects of Company performance, which our Board believes are important to delivering long-term stockholder value. Key components of our 2024 compensation program are:

Type	Element	Performance Period	Objective	Performance Measured and Rewarded (1)(2)
Fixed	Base Salary	Annual	Recognizes an individual’s role and responsibilities and serves as an important retention vehicle	• Reviewed annually and set based on market competitiveness, individual performance, and internal equity considerations
Short-Term Incentive Plan
Performance -based	Annual Incentive Bonus	Annual	Rewards achievement of annual financial objectives and individual performance goals	• Consolidated Revenue (35%) • AEBITDA (35%) (1) • Individual Performance Goals (30%)
Long-Term Incentive Plan
Performance -based	PSUs: CEO - 60% NEOs and Senior Executives - 50%	Long-Term	Supports the achievement of long-term financial objectives and stockholder returns	• Total Stockholder Return (100%) • Three-year performance period
Time-based	RSUs: CEO - 40% NEOs and Senior Executives - 50%	Long-Term	Provides retention and aligns the interests of management and stockholders via share price growth	• Vests ratably over three years
(1)We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, non-cash stock compensation expense, accretion of contract rights, impairment of intangible assets, employee severance costs, merger-related employee retention costs, merger-related professional fees and related expenses, inventory related adjustments, non-recurring litigation costs net of settlements and insurance proceeds received, facilities consolidation costs, asset acquisition expense including the reduction of contingent consideration and other non-recurring professional fees, debt amendment costs and other one-time charges and benefits. For additional information related to AEBITDA, refer to Appendix A: Unaudited Reconciliation of Selected Financial GAAP to non-GAAP measures.

2024 Target Total Compensation
Consistent with our desire to align pay and performance, we take the above-mentioned elements and more heavily weight their distribution towards variable (or, “at-risk”) compensation. Although our Compensation Committee does not target a specific allocation for each pay element, the Compensation Committee attempts to deliver an appropriate balance between fixed and variable elements, as well as short- and long-term incentives, as evidenced here in the following target pay mix allocation charts.
Note: The target pay mix includes 2024 base salaries, target annual cash incentives, retention bonuses and grant date fair values of equity awards issued in connection with the annual grant.
2024 Say on Pay Results
At our 2024 Annual Meeting of Stockholders, our Say on Pay proposal received the support of approximately 97.4% of the shares voted, which we believe indicates strong support for our compensation program and practices. Our Compensation Committee believes the support for our ongoing efforts to improve and refine our compensation program, and further align management and stockholder interests was reflected in the strong support for our 2024 Say on Pay proposal. Therefore, the Compensation Committee did not make any changes to our 2024 compensation program directly as a result of the Say on Pay vote.
III. Compensation Decision Making Process
Role of the Board
Our Board has a Compensation Committee, consisting exclusively of independent directors. The Compensation Committee’s charter authorizes it to review and approve or to recommend for approval to the full Board, the compensation of our Chief Executive Officer and other executives. Our Board has authorized our Compensation Committee to make various decisions with respect to executive compensation. However, the Board also may make determinations and approve compensation in its discretion, including where the Compensation Committee recommends that the Board considers such executive compensation matters.

Role of the Compensation Committee
Our Compensation Committee evaluates the performance of our Chief Executive Officer and approves the compensation for our Chief Executive Officer considering the goals and objectives of our compensation program for that year. Our Compensation Committee annually assesses the performance of our other executives, and based in part on the recommendations from our Chief Executive Officer, approves the compensation of these executives. Our Compensation Committee may delegate its authority to subcommittees, but retains, and does not delegate, any of its responsibility to determine executive compensation.
Role of Management
At the request of our Compensation Committee, our Chief Executive Officer may attend a portion of our Compensation Committee meetings, including meetings at which our Compensation Committee’s Compensation Consultant is present. This enables our Compensation Committee to review, with our Chief Executive Officer, the corporate and individual goals that the Chief Executive Officer regards as important to achieve our overall business objectives. Our Compensation Committee also requests that our Chief Executive Officer assess the performance of, and our goals and objectives for, certain other officers as deemed appropriate, including our other NEOs. In addition, our Compensation Committee may request certain other executives to provide input on executive compensation, including assessing individual performance and future potential, financial performance information relevant to our short- and long-term incentive goals, market data analyses and various compensation decisions relating to bonuses, equity awards, and other pay during the year. None of our executives attends any portion of Compensation Committee meetings at which his or her compensation is discussed except at the request of the Compensation Committee.
Role of Compensation Consultant
The Compensation Committee’s practice has been to retain a compensation consultant to provide objective advice and counsel to the Compensation Committee on all matters related to the compensation of our executive officers and directors, as well as our compensation programs generally. Mercer, a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), has been retained by the Compensation Committee as its compensation consultant.
Pursuant to the authority granted in their charters, the Compensation Committee, together with the Nom Gov Committee, engaged Mercer to provide consulting and advisory services related to executive and director compensation philosophy and strategy, short and long-term incentive plan designs, pay-for-performance analysis, reporting disclosures, and communications. The Compensation Consultant reports directly to the Compensation Committee and/or the Nom Gov Committee, who may replace the Compensation Consultant or hire additional consultants at any time. The Compensation Consultant attends meetings of the Compensation Committee and/or the Nom Gov Committee, as requested, and may communicate with the Chair of the Compensation Committee and/or the Nom Gov Committee between meetings.
The Compensation Committee’s relationship with Mercer is reviewed annually and was continued in fiscal 2024. Mercer communicates regularly with the Company to gather information and review its proposals, but is retained by and reports directly to the Compensation Committee. The Compensation Committee assessed the independence of Mercer pursuant to applicable SEC and NYSE rules and concluded that the engagement did not raise any conflicts of interest during fiscal 2024 and currently does not raise any conflicts of interest.

In addition, during the fiscal year ended 2024, Mercer and certain affiliates of MMC were retained by the Company to provide other services, including insurance brokerage services. The aggregate fees paid for executive compensation related services were approximately $186,000. The aggregate fees paid for other services, including those provided by MMC affiliates in fiscal 2024 were approximately $263,000, which were approved by the Company in the ordinary course of business. Mercer and its MMC affiliates committed to follow safeguards between the executive compensation consultants engaged by the Compensation Committee and the other service providers to our company to ensure that the Compensation Committee’s executive compensation consultants continued to fulfill their role in providing objective, unbiased advice. Mercer provided the Compensation

Committee with an annual update on Mercer’s financial relationship with our Company, as well as written assurances that, within the MMC organization, the Mercer consultants who performed executive compensation services for the Compensation Committee have a reporting relationship and compensation determined separately from MMC’s other lines of business and from its other work for our Company.
In 2024, Mercer, provided advisory services to the Compensation Committee which covered, but were not limited to:
•compensation philosophy
•incentive plan design
•executive compensation analysis
•merger and acquisition advisory
•CD&A disclosure
None of the Company’s management participated in the Compensation Committee’s decision to retain the Compensation Consultant; however, the Company’s management regularly interacted with the Compensation Consultant and provided information upon the Compensation Consultant’s request. Our Compensation Committee made all decisions regarding the compensation of the Company’s executive officers.
Our Compensation Committee regularly reviews the services provided by its outside consultants and believes that the Compensation Consultant is independent in providing executive compensation consulting services. Our Compensation Committee and Nom Gov Committee each conducted specific reviews of each committee’s relationship with the Compensation Consultant in 2024, and independently determined that the Compensation Consultant’s work for the Compensation Committee and/or Nom Gov Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act, the SEC, and the NYSE. In making this determination, the Compensation Committee and Nom Gov Committee each noted that during 2024:
•Other than insurance related services provided by MMC, the Compensation Consultant did not provide any services to the Company or its management, other than services to our Compensation Committee and the Nom Gov Committee, and its services were limited to executive and director compensation, compliance, and disclosure;
•Fees charged to the Company were less than 1% of the Compensation Consultant’s total revenue;
•None of the Compensation Consultants who worked on Company matters had any business or personal relationship with the Compensation Committee or Nom Gov Committee members;
•None of the Compensation Consultants who worked on Company matters had any business or personal relationship with executive officers of the Company; and
•None of the Compensation Consultants who worked on Company matters directly own Company stock.
Our Compensation Committee continues to monitor the independence of its Compensation Consultant on a periodic basis.
Compensation Risk Oversight
The Compensation Committee has reviewed and discussed the concept of risk as it relates to the Company’s compensation policies and it does not believe that the Company’s compensation policies encourage excessive or inappropriate risk-taking. Further, the Compensation Committee has endorsed and adopted several measures to further discourage risk-taking, such as robust stock ownership guidelines for Company executives and non-employee directors, and a Clawback Policy that requires the Compensation Committee recover incentive awards from executive and Section 16 officers in the unlikely event that incentive plan award decisions were based on financial results that are subsequently restated, subject to certain limited exceptions.

IV. Compensation Competitive Analysis
In light of the Pending Proposed Transaction, the Compensation Committee did not make any adjustment to the peer group as adopted in 2023. Compensation data from the peer group was used to help the Compensation Committee assess the Company’s 2024 executive compensation programs.
Given the complexities and volatility of the industry, the Compensation Committee believes it is not appropriate to rigidly benchmark executive pay to a specific percentile of the group. Instead, the Compensation Committee uses the comparative data merely as a reference point in exercising its judgment about compensation design and setting appropriate target pay levels.
2024 Peer Group
Our 2024 peer group consists of the following companies:

Comparator Company	Ticker	Type
ACI Worldwide, Inc.	ACIW	FinTech
Black Knight, Inc.	BKI	FinTech
EVERTEC, Inc.	EVTC	FinTech
Fair Isaac Corporation	FICO	FinTech
Green Dot Corporation	GDOT	FinTech
Money Gram International, Inc.	MGI	FinTech
Shift4 Payments, Inc.	FOUR	FinTech
Accel Entertainment, Inc.	ACEL	Gaming
GAN Limited	GAN	Gaming
Golden Entertainment, Inc.	GDEN	Gaming
Inspired Entertainment, Inc.	INSE	Gaming
International Game Technology PLC	IGT	Gaming
Light & Wonder, Inc. (f.k.a. Scientific Games Corporation)	LNW	Gaming
PlayAGS, Inc.	AGS	Gaming
Playtika Holding Corp.	PLTK	Gaming
SciPlay Corporation	SCPL	Gaming
16 Peers

V. Elements of Compensation
The Company’s executive compensation policy is simple and transparent in design, and consists primarily of base salary, annual cash incentive awards, and long-term equity incentive awards for fiscal year 2024.
Base Salary Compensation
Base salary compensation is intended to provide an appropriate level of assured cash compensation that is sufficient to retain the services of our executives. Base salary compensation is reviewed annually in connection with the Company’s performance review process, and is determined based upon the following factors:
•Position and responsibility;
•Job performance, and expected contribution to the Company’s future performance;
•Market factors, including the market compensation profile for similar jobs and the need to attract and retain qualified candidates for high demand positions;
•Internal value of the executive’s role based on the relative importance of the job as compared to the Company’s other executive officers, as measured by the scope of responsibility and performance expectations; and
•Retention risk and the Company’s need to retain high performing and high potential executives.
In February 2024, the Compensation Committee determined there would be no change to compensation for NEOs as compared to 2023:

NEO	2024 Base salary ($)	2023 Base salary ($)
Randy L. Taylor	730,000	730,000
Mark F. Labay	450,000	450,000
Darren D. A. Simmons	430,000	430,000
David J. Lucchese	420,000	420,000
Kate C. Lowenhar-Fisher	410,000	410,000
Dean A. Ehrlich(1)	445,000	445,000
___________________
(1)Mr. Ehrlich served as Executive Vice President, Games Business Leader until September 1, 2024.
Annual Incentives
Our NEOs were eligible for the 2024 annual incentive plan. Consistent with the Company’s pay-for-performance philosophy, the plan provides executives with direct financial incentives in the form of annual incentive bonuses for achieving predetermined Company and individual performance goals.
Each NEO’s annual incentive bonus target is established as a percentage of base salary. Such target bonus percentage was either negotiated and set forth in the NEO’s employment agreement or otherwise established by the Compensation Committee.

The following targets were effective in 2024 and were consistent with 2023 targets:

Name	Target
(As a % of base salary)
Randy L. Taylor	100%
Mark F. Labay	75%
Darren D. A. Simmons	75%
David J. Lucchese	75%
Kate C. Lowenhar-Fisher	75%
Dean A. Ehrlich	75%
___________________
2024 Annual Incentive Performance Metrics
For 2024, consistent with 2023, the Company’s annual incentive plan for executives consisted of two financial performance metrics, together with individual personal goals based on the following weightings:

Name	Consolidated Revenue	AEBITDA(1)	Personal Goals
Randy L. Taylor	35.0%	35.0%	30.0%
Mark F. Labay	35.0%	35.0%	30.0%
Darren D. A. Simmons	35.0%	35.0%	30.0%
David J. Lucchese	35.0%	35.0%	30.0%
Kate C. Lowenhar-Fisher	35.0%	35.0%	30.0%
Dean A. Ehrlich	35.0%	35.0%	30.0%
___________________
(1)For additional information related to AEBITDA, refer to Appendix A: Unaudited Reconciliation of Selected Financial GAAP to non-GAAP measures.

Payout levels based on the financial performance metrics can vary from 0 to 200%, whereas payout levels associated with the individual personal goals are capped at 100%. Therefore, the maximum payout level under the annual incentive plan is 170% of target (200% x 70% weighted financial component plus 100% x 30% weighted individual component).
The goals associated with the Consolidated Revenue and AEBITDA components of the annual incentive plan and the associated payouts were as follows (in thousands):

	Minimum Performance	Target Performance	Maximum Performance
Component	Payout 50%	Payout 100%	Payout 200%
Consolidated Revenue	$824.0	$868.0	$911.0
AEBITDA	$360.0	$375.0	$397.0

The Individual Performance Goals are related to Corporate Strategy, Leadership, and Enhancing Customer and Community Relationships, including:

Corporate Strategy
•Continue to lead in product innovation and technology for the gaming industry.
•Introduce best-in-class products and services to our customers.
•Maintain and expand the Company’s operating footprint in current and additional jurisdictions through technology development and geographic expansion.
•Enhance the Company’s offerings through new products, strategic partnerships, or acquisitions to achieve growth targets.

Leadership	•Continue developing a more inclusive culture. •Attract, inspire, and retain the best available talent through innovative compensation and benefit plans. •Identify and mentor prospective NEO successors.
Enhance Customer and Community Relationships
•Amplify the Company’s customer service efforts with increased efficiency and additional effective resources to strive for increased levels of customer confidence in our products and service.
•Focus on employee work-life balance to increase talent retention and better align employees with the Company’s values.
•Continue to support the Company’s ESG initiatives.

2024 Performance and Actual Payouts
For the year ended December 31, 2024, the Compensation Committee determined performance against the annual incentive performance metrics as follows:
•Financial performance:
▪Consolidated Revenue was $758M and AEBITDA was $308M, and therefore, the threshold level of performance was not achieved.
•Individual Performance:
▪The Board made the determination that no amounts would be paid for individual goals due to the overall performance of the Company relative to expectations of stockholders.
•As a result of the above, payouts under the annual incentive plan were not earned by the NEOs in fiscal year 2024.
Retention Bonuses
Everi adopted a retention bonus program in March 2024, which was in connection with the original proposed transaction announced on February 29, 2024, providing for a retention bonus pool (the “First Retention Pool”) and entered into retention agreements with the NEOs listed below. In connection with the Pending Proposed Transaction, Everi established an additional bonus pool (the “Second Retention Pool”) and amended and restated the terms of such retention agreements with the intent to facilitate a smooth transition of the business, including during the pendency of the Pending Proposed Transaction. The retention agreements, as amended and restated, provide that an NEO will earn the right to receive retention bonus installment payments as follows:
(i)35% of the amount from the First Retention Pool was earned and payable on August 27, 2024;
(ii)35% of the amount from the Second Retention Pool was earned and payable on March 14, 2025;

(iii)65% of the amount from the First Retention Pool is earned and payable upon the closing of the Pending Proposed Transaction (the “Closing”); and
(iv)65% of the amount from the Second Retention Pool is earned and payable upon the nine (9) month anniversary of the Closing.
Each NEO’s retention agreement requires that the NEO remain continuously employed by Everi and continue to perform his or her duties satisfactorily through the applicable retention date above (except as provided below) in order to receive any installment payment. The retention bonus installment payments are subject to withholding and paid in the next regular payroll cycle following the applicable retention date.
If the NEO had been terminated without cause by Everi prior to March 15, 2025, such NEO would remain entitled to receive the second and third installment payments described above, but would have forfeited the fourth installment payment. If the NEO is or was terminated without cause by Everi or the combined enterprise on or after March 15, 2025, such NEO will remain entitled to receive the third and fourth installment payments described above. If the Closing does not occur for any reason, then the third and fourth installment payments will be automatically forfeited.
The maximum aggregate amount of each NEO’s retention bonus opportunity is listed in the table below:

Named Executive Officer(1)	Aggregate Retention Bonus Opportunity ($)
Mark F. Labay	$325,000
Darren D.A. Simmons	195,000
David J. Lucchese	165,000
Kate C. Lowenhar-Fisher	275,000
Dean A. Ehrlich (2)	125,000
(1)Mr. Taylor did not participate in the Company’s retention bonus program.
(2)Mr. Ehrlich served as Executive Vice President, Games Business Leader until September 1, 2024, and the amount in this row represents his entire retention bonus opportunity from the First Retention Pool, of which 35% has been paid and 65% of which is payable upon the Closing pursuant to his separation agreement. Mr. Ehrlich did not receive any allocation from the Second Retention Pool.

Long-Term Equity Incentive Awards
We believe the award of stock-based compensation and incentives is an effective way of aligning our executives’ interests with the goal of enhancing stockholder value. Due to the direct relationship between the value of an equity award and the Company’s stock price, we believe that equity awards motivate executives to manage the Company’s business in a manner that is consistent with stockholder interests. Through the grant of RSUs that vest over time, we can align executives’ interests with the long-term interests of our stockholders who seek appreciation in the value of our Common Stock.
With the grant of PSUs, we pay for performance, align executives with key financial metrics, and incentivize and reward executives in a manner consistent with a common market-based compensation approach.
Annual RSU grants generally vest and become fully exercisable over a three-year period. Correspondingly, annual PSU grants may be earned based on performance as measured during a three-year performance period, as approved by the Compensation Committee.
The principal factors considered in granting RSUs and PSUs and determining the size of grants to executives were prior performance, level of responsibility, the executive’s ability to influence the Company’s long-term growth and profitability, and competitive market compensation levels. Our Compensation Committee does not apply a quantitative method for weighing these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the executive’s past performance as well as anticipated future performance.

2024 Annual Equity Awards
For 2024, the NEOs received equity grants in the following manner: (a) 50% of the annual awards issued were PSUs, with the exception of Mr. Taylor’s awards, for which PSUs were 60% of awards granted, and collectively these PSUs vest based on the Company’s TSR ranking in comparison to the Russell 3000 Index over a three-year performance period through December 31, 2026; and (b) 50% of the annual awards issued were RSUs, with the exception of Mr. Taylor’s awards, for which RSUs were 40% of awards granted, and collectively these RSUs vest in equal annual installments over a period of three years. The 2024 annual equity awards were granted in order to continue to incentivize, motivate, and retain the executives, while further strengthening and demonstrating the alignment of management and stockholder interests.
With respect to the 2024 PSUs, the number of awards to be earned range from zero to 200% based on the achievement of the Company’s TSR ranking as compared to the Russell 3000 Index over the three-year period ending on December 31, 2026. If TSR ranks at the 25th percentile, PSUs will pay out at 50% (threshold); if TSR ranks at the 50th percentile, PSUs will pay out at 100% (target); and if the TSR ranks at or is greater than the 75th percentile, PSUs would pay out at 200% (maximum). Payouts are interpolated for performance between these discreet points. Additionally, if TSR ranks below the 25th percentile, no awards will be earned. Our Compensation Committee believes the goals are challenging and require significant performance.
Vesting of 2022 PSUs
On May 3, 2022, executives were granted PSUs related to the Company’s 2022 annual grant of equity awards. The number of PSUs that could be earned and vested was based on performance over a three-year performance period beginning January 1, 2022 and ending December 31, 2024. The PSUs granted in 2022 could vest based on the Company’s consolidated revenues and adjusted operating cash flow, with achievement of each metric being determined independently of each other. The performance metrics for these awards were not met and the Compensation Committee, at its discretion, determined that all shares underlying the PSUs were forfeited and canceled.

VI. Additional Compensation Policies and Practices
Equity Ownership Policy
The Company and its stockholders are best served by a board and executives that manage the business with a long-term perspective. As such, the Company maintains an Equity Ownership Policy as the Company believes stock ownership is an important tool to strengthen the alignment of interests among stockholders, directors, NEOs, and other executives (each, a “Covered Person”).
The Compensation Committee receives periodic reports of the ownership achieved by each Covered Person. Until such time as such Covered Person satisfies the equity ownership requirement, the achievement level of ownership will be determined by reference to the average closing stock price of our Common Stock during the twelve-month period ended immediately prior to the determination date.
If, after a Covered Person’s achievement date, the number of shares the Covered Person is required to own increases as a result of a decline in stock price, the Covered Person’s compliance with these guidelines will not be impacted as long as such Covered Person continues to hold the number of shares he or she had at the time on the achievement date for the duration of their tenure of employment or service with the Company. A Covered Person is not required to “buy up” to a new number of shares needed to meet the ownership requirements after the Covered Person’s achievement date.
If, after a Covered Person’s achievement date, a Covered Person’s share ownership requirement increases as a result of a promotion, base salary increase or increase in retainer, the period to achieve compliance with respect to the incremental increase in share ownership will begin on the date of the change event and end on the second anniversary of the change event. For example, if the Covered Person received a 10% increase in salary, within two years following the change event, the Covered Person would then be required to acquire shares corresponding to the share ownership requirements of the 10% higher salary increment.
The following table sets forth the required salary multiples for each category of person subject to the policy:

Covered Persons	Required Salary Multiple
Executive Chair of the Board	6x annual base salary
President and Chief Executive Officer (1)	6x annual base salary
Other NEOs and Chief Financial Officer	3x annual base salary
Other Executive Vice Presidents	2x annual base salary
Other Senior Vice Presidents	1x annual base salary
Non-Employee Directors	5x annual cash retainer
(1)Mr. Taylor currently serves as President and Chief Executive Officer. In the event the President of the Company is not the Chief Executive Officer, the President will have a required salary multiple of 4x of their annual base salary.
The value of the following types of Company stock or stock options owned by or granted to Covered Persons qualifies toward the participant’s attainment of the target multiple of pay:
•Shares owned outright/shares beneficially owned (including by a family member and/or in a trust);
•Vested restricted stock, whether time- or performance-based;
•Shares owned through the Company’s 401(k) plan (if applicable); and
•Shares underlying vested, but unexercised, stock options (based on the excess of the market price of the stock over the exercise price and after deducting applicable tax withholding obligations).

As of the filing of this Proxy, the Covered Persons either met the ownership guidelines or were within the phase-in period. The Nom Gov Committee approved a delay in compliance with the policy for Mr. Bali due to the Pending Proposed Transaction. To the extent the Pending Proposed Transaction does not close, Mr. Bali would be required to meet the guideline prior to the next determination date in fiscal year 2026.
Clawback Policy
The Board of the Company adopted a Clawback Policy in February 2016, amended the policy in July 2021, and in August 2023 further amended the policy to adopt changes to comply with and, as applicable, to be administered and interpreted consistent with, Section 303A.14 of the NYSE Listed Company Manual, as adopted by the NYSE to implement Rule 10D-1 under the Exchange Act (collectively, “Rule 10D-1”). The amended August 2023 policy provides that in the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under U.S. federal securities laws, the Company will recover the amount of any incentive compensation received by an officer of the Company as defined under Rule 16a-1 under the Exchange Act (“Covered Executive”) during the clawback period that is in excess of the amount that otherwise would have been received had it been determined based on the restated financial statements. For purposes of this policy, incentive-based compensation includes any compensation granted, earned, or vested based in whole or in part on the Company’s attainment of a financial reporting measure that was received by a person (i) on or after October 2, 2023 and after the person began service as a Covered Executive, and (ii) who served as a Covered Executive at any time during the performance period for the incentive-based compensation. The policy defines a clawback period as three completed fiscal years immediately preceding the date that the Company is required to prepare the accounting restatement and any “transition period” as prescribed under Rule 10D-1.The policy is administered by the Compensation Committee of the Board, subject to ratification by the independent members of the Board with respect to application of this policy to the Company’s Chief Executive Officer.
Anti-Hedging and Anti-Pledging Policies
Under our Insider Trading Policy, Covered Persons, as well as other designated employees such as Senior Vice Presidents, Corporate or segment Controllers and similar employees, are prohibited from engaging in the following activities with respect to the Company’s Common Stock:
•Hedging or monetization transactions involving our securities; and
•Pledging our securities or holding our securities in a margin account as collateral for a loan.
As of the date of this Proxy Statement, no shares of Company Common Stock were hedged or pledged by any Covered Person.
Equity Award Grant Practices
The Company does not currently grant annual or periodic stock option awards to our NEOs, although the Compensation Committee has in the past awarded stock options to our executives.
During 2024, the Compensation Committee did not consider material nonpublic information when determining the timing or terms of equity awards to our executives, and the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Retirement Plans
We have established and maintain a retirement savings plan under Section 401(k) of the Code to cover our eligible employees, including our executive officers. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to the 401(k) plan. Our 401(k) plan is intended to constitute a qualified plan under Section 401(a) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. We make contributions on behalf of certain executive officers consistent with Company contributions to all eligible non-executive employees.

Severance Benefits
To retain the ongoing services of our NEOs, we have provided the assurance and security of severance benefits and change in control payments, which are described below under the caption “Employment Contracts and Equity Agreements, Termination of Employment and Change in Control Arrangements.”
We believe that these severance benefits and change in control payments reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time and that providing such benefits should eliminate, or at least reduce, the reluctance of senior executives to pursue potential change in control transactions that may be in the best interests of stockholders. We believe that these benefits are appropriate in size relative to the overall value of the Company.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Maureen T. Mullarkey (Chair) Geoffrey P. Judge Linster W. Fox Atul Bali Secil Tabli Watson Paul W. Finch, Jr. Debra L. Nutton

Compensation of Named Executive Officers
Summary Compensation Table
The following table sets forth the total compensation earned for services rendered in 2024, 2023, and 2022 by the NEOs.

Name and principal position	Year	Salary ($)	Bonus ($)		Stock awards(1)(2) ($)	Non-equity incentive plan compensation(3) ($)	All other compensation(4) ($)	Total ($)
Randy L. Taylor	2024	$730,000	—		$2,399,880	—	$30,612	$3,160,492
President and Chief Executive Officer	2023	717,671	—		4,057,716	—	29,420	4,804,807
	2022	662,603	50,000		3,470,706	471,241	26,570	4,681,120

Mark F. Labay	2024	450,000	61,250	(5)	773,952	—	26,768	1,311,970
Executive Vice President,	2023	439,726	—		1,199,540	—	25,047	1,664,313
Chief Financial Officer and Treasurer	2022	425,000	—		904,500	239,062	20,714	1,589,276

Darren D. A. Simmons	2024	430,000	43,750	(5)	654,690	—	28,998	1,157,438
Executive Vice President,	2023	417,671	—		998,536	—	26,907	1,443,114
FinTech Business Leader	2022	400,000	—		562,599	225,000	22,377	1,209,976

David J. Lucchese	2024	420,000	35,000	(5)	446,190	—	30,528	931,718
Executive Vice President,	2023	411,781	—		700,272	—	34,614	1,146,667
Sales and Marketing	2022	400,000	—		542,700	225,000	26,639	1,194,339

Kate C. Lowenhar-Fisher	2024	410,000	52,500	(5)	446,190	—	21,448	930,138
Executive Vice President,
Chief Legal Officer - General Counsel and Corporate Secretary

Dean A. Ehrlich(6)	2024	308,077	43,750	(5)	339,120	—	291,911	982,858
Former Executive Vice President,	2023	436,781	—		998,536	—	26,526	1,461,843
Games Business Leader	2022	425,000	—		602,397	239,062	21,996	1,288,455

___________________
(1)Represents the aggregate grant date fair value of the stock awards granted to the NEOs, as calculated in accordance with FASB ASC Topic 718, Stock Compensation. For a discussion of the assumptions made in determining the valuation of these equity awards, see our notes to the financial statements in the Company’s Annual Report on Form 10-K for the applicable periods.
(2)The awards granted in 2024 were comprised of both RSUs and PSUs with respect to the annual grant: (a) with 50% being RSUs, with the exception of Mr. Taylor’s awards, for which RSUs were 40% of awards granted, that will vest on each of the first three anniversaries of the grant dates; and (b) with 50% being PSUs, with the exception of Mr. Taylor’s awards, for which PSUs were 60% of awards granted, and collectively these PSUs vest based on an evaluation by our Compensation Committee during the three-year performance period, through December 31, 2026, based on the Company’s total stockholder return ranking in comparison to the Russell 3000 Index metrics based on achievement at the target level of performance. If the performance criteria of the metrics have been achieved and are then approved by our Compensation Committee, the eligible awards will become vested on the third anniversary of the date of grant. With respect to the 2024 PSUs, the number of awards to be earned range from zero to 200% based on the achievement of the Company’s total stockholder return ranking as compared to the Russell 3000 Index over the three-year period ending on December 31, 2026. The values of the PSUs for each NEO, assuming that maximum performance is achieved, are as follows: Mr. Taylor: $2,962,138; Mr. Labay: $801,792; Mr. Simmons: $678,240; Mr. Lucchese: $462,240; Ms. Lowenhar-Fisher: $462,240; Mr. Ehrlich: $678,240.
(3)Represents the amount of non-equity incentive compensation earned under the Company’s annual short-term incentive plan for the fiscal year. Amounts earned for a calendar year are typically paid to the NEOs in the first quarter of the following fiscal year. Non-equity incentive compensation was not earned by the NEOs for the 2024 and 2023 calendar years.
(4)Includes contributions made by the Company under its 401(k) plan of $15,250 to all NEOs, except for Ms. Lowenhar-Fisher, for which the Company’s contribution was $11,500, and Mr. Ehrlich, for which the Company’s contribution was $7,702, the cost of short-term and long-term disability coverage, the cost of group term life insurance and executive disability insurance. Mr. Ehrlich also received severance pay in the amount of $269,567. We make contributions on behalf of certain executive officers consistent with Company contributions to all eligible non-executive employees.
(5)Represents the amount of cash retention bonus earned under the Company’s retention program related to the Pending Proposed Transaction for the 2024 calendar year.
(6)Mr. Ehrlich served as Executive Vice President, Games Business Leader until September 1, 2024.

Grants of Plan-Based Awards
The following table sets forth certain information concerning grants of plan-based awards made to each NEO for the fiscal year ended December 31, 2024:

		Estimated future payouts under non-equity incentive plan compensation(1)			Estimated future payouts under equity incentive plan compensation(2)			All other stock awards: number of shares of stock units (#)		Grant date fair value of stock awards (3) ($)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Randy L. Taylor		—	730,000	1,241,000	—	—	—	—		—
	5/1/2024	—	—	—	85,710	171,420	342,840	114,280	(4)	2,399,880

Mark F. Labay		—	337,500	573,750	—	—	—	—		—
	5/1/2024	—	—	—	23,200	46,400	92,800	46,400	(4)	773,952

Darren D. A. Simmons		—	322,500	548,250	—	—	—	—		—
	5/1/2024	—	—	—	19,625	39,250	78,500	39,250	(4)	654,690

David J. Lucchese		—	315,000	535,500	—	—	—	—		—
	5/1/2024	—	—	—	13,375	26,750	53,500	26,750	(4)	446,190

Kate C. Lowenhar-Fisher		—	307,500	522,750	—	—	—	—		—
	5/1/2024	—	—	—	13,375	26,750	53,500	26,750	(4)	446,190

Dean A. Ehrlich(5)(6)		—	333,750	567,375	—	—	—	—		—
	5/1/2024	—	—	—	19,625	39,250	78,500	39,250	(6)	339,120
______________
(1)Represents the amounts potentially payable to the NEOs under the Company’s annual incentive plan. Payout levels based on the financial performance metrics can vary from 0 to 200%, whereas payout levels associated with the individual personal goals are capped at 100%. Therefore, the maximum payout level under the annual incentive plan is 170% of target (200% x 70% weighted financial component plus 100% x 30% weighted individual component). A more detailed discussion of how the target and maximum amounts are determined is found in the Elements of Compensation disclosure reflected in our CD&A section. Non-equity incentive compensation was not earned by the NEOs in fiscal year 2024.
(2)The PSUs to be earned range from zero to 200% based on the achievement of the Company’s total stockholder return ranking as compared to the Russell 3000 Index over the three-year period ending on December 31, 2026.
(3)Represents the grant date fair value of stock awarded to the NEOs, as calculated in accordance with FASB ASC Topic 718 Stock Compensation. For a discussion of the assumptions made in the valuation, we refer you to the notes to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
(4)Represents the RSUs granted in May 2024 that vest over a period of three years from the date of grant.
(5)Mr. Ehrlich served as Executive Vice President, Games Business Leader until September 1, 2024.
(6)Mr. Ehrlich’s RSUs were canceled upon his termination with the Company and Mr. Ehrlich’s PSUs will remain outstanding through the end of the applicable performance period. These awards would vest pro-rata based on actual achievement and length of service during the applicable performance period.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information for our NEOs reflecting outstanding, unexercised, exercisable option awards and unvested stock awards granted under our equity incentive plan(s), including RSUs and PSUs, as of December 31, 2024:

Option awards					Stock awards
Name	Date granted	Number of securities underlying unexercised options exercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not yet vested (#)		Market value of number of shares or units of stock that have not yet vested ($)	Equity incentive plan awards: number of unearned shares or units that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares or units that have not vested ($)
Randy L. Taylor	5/13/2016	100,000	$1.46	5/13/2026	—		$—	—		$—
	3/8/2017	212,000	3.29	3/8/2027	—		—	—		—
	4/1/2022	—	—	—	16,666	(1)	225,158	—		—
	5/3/2022	—	—	—	22,233	(1)	300,368	—		—
	5/2/2023	—	—	—	—		—	148,200	(2)	2,002,182
	5/2/2023	—	—	—	65,866	(1)	889,850	—		—
	5/1/2024	—	—	—	—		—	342,840	(3)	4,631,768
	5/1/2024	—	—	—	114,280	(1)	1,543,923	—		—

Mark F. Labay	5/13/2016	50,000	$1.46	5/13/2026	—		$—	—		$—
	3/8/2017	45,000	3.29	3/8/2027	—		—	—		—
	5/3/2022	—	—	—	8,333	(1)	112,579	—		—
	5/2/2023	—	—	—	—		—	37,000	(2)	499,870
	5/2/2023	—	—	—	24,666	(1)	333,238	—		—
	5/1/2024	—	—	—	—		—	92,800	(3)	$1,253,728
	5/1/2024	—	—	—	46,400	(1)	626,864	—		$—

Darren D. A. Simmons	5/13/2016	50,000	$1.46	5/13/2026	—		$—	—		$—
	3/8/2017	50,000	3.29	3/8/2027	—		—	—		—
	5/3/2022	—	—	—	5,183	(1)	70,022	—		—
	5/2/2023	—	—	—	—		—	30,800	(2)	416,108
	5/2/2023	—	—	—	20,533	(1)	277,401	—		—
	5/1/2024	—	—	—	—		—	78,500	(3)	1,060,535
	5/1/2024	—	—	—	39,250	(1)	530,268	—		—

Option awards					Stock awards
Name	Date granted	Number of securities underlying unexercised options exercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not yet vested (#)		Market value of number of shares or units of stock that have not yet vested ($)	Equity incentive plan awards: number of unearned shares or units that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares or units that have not vested ($)
David J. Lucchese	3/8/2017	207,476	$3.29	3/8/2027	—		$—	—		$—
	5/3/2022	—	—	—	5,000	(1)	67,550	—		—
	5/2/2023	—	—	—	—		—	21,600	(2)	291,816
	5/2/2023	—	—	—	14,400	(1)	194,544	—		—
	5/1/2024	—	—	—	—		—	53,500	(3)	722,785
	5/1/2024	—	—	—	26,750	(1)	361,393	—		—

Kate C. Lowenhar-Fisher	5/3/2022	—	—	—	4,633	(1)	62,592	—		—
	5/2/2023	—	—	—	—		—	21,600	(2)	291,816
	5/2/2023	—	—	—	14,400	(1)	194,544	—		—
	5/1/2024	—	—	—	—		—	53,500	(3)	722,785
	5/1/2024	—	—	—	26,750	(1)	361,393	—		—

Dean A. Ehrlich(4)(5)	5/2/2023	—	—	—	—		—	30,800	(2)	416,108
	5/1/2024	—	—	—	—		—	78,500	(3)	1,060,535

___________________
(1)These equity awards vest annually over a period of three years from the date of grant.
(2)The amounts in the table for the 2023 PSUs have been presented based on achieving a target level of performance and have vesting conditions that will be evaluated by our Compensation Committee during the three-year performance period through December 31, 2025, as a result of total operating income and modified based on the Company’s total stockholder return ranking in comparison to the Russel 3000 Index being met. Upon the performance criteria of the metrics being achieved at a final level and then approved by our Compensation Committee, the eligible awards will become vested on the third anniversary of the date of grant.
(3)The amounts in the table for the 2024 PSUs have been presented based on achieving a maximum level of performance and have vesting conditions that will be evaluated by our Compensation Committee during the three-year performance period through December 31, 2026, as a result of the Company’s total stockholder return ranking in comparison to the Russel 3000 Index being met. Upon the performance criteria of the metrics being achieved at a final level and then approved by our Compensation Committee, the eligible awards will become vested on the third anniversary of the date of grant.
(4)Mr. Ehrlich served as Executive Vice President, Games Business Leader until September 1, 2024.
(5)Mr. Ehrlich’s RSUs were canceled upon his termination with the Company and Mr. Ehrlich’s PSUs will remain outstanding through the end of the applicable performance periods. These awards would vest pro-rata based on actual achievement and length of service during the applicable performance periods.

Option Exercises and Stock Vested
The following table sets forth certain information with respect to the exercise of option awards and the vesting of stock awards, including both RSUs and PSUs, related to each NEO for the fiscal year ended December 31, 2024:

	Option awards		Stock awards
	Number of shares acquired on	Value realized	Number of shares acquired on	Value realized
Name	Exercise(1) (#)	on exercise(2) ($)	vesting(3) (#)	on vesting(4) ($)
Randy L. Taylor	165,000	881,100	145,597	1,511,983
Mark F. Labay	—	—	64,078	722,797
Darren D. A. Simmons	120,000	468,793	50,213	375,979
David J. Lucchese	219,524	1,170,483	44,758	334,584
Kate C. Lowenhar-Fisher	—	—	58,851	639,962
Dean A. Ehrlich(5)	342,000	3,483,707	50,580	378,816
___________________
(1)The option exercise transactions were in accordance with our Equity Ownership Policy discussed in the Additional Compensation Policies and Practices disclosure reflected in the CD&A section.
(2)The value realized on exercise is equal to (i) the closing price of our Common Stock on the date of exercise minus the exercise price of options exercised, multiplied by (ii) the number of shares that were exercised.
(3)Shares acquired on vesting for our NEOs are derived from stock awards for the following amounts: Mr. Taylor 85,767 RSUs and 59,830 PSUs; Mr. Labay 28,867 RSUs and 35,211 PSUs; Mr. Simmons 22,016 RSUs and 28,197 PSUs; Mr. Lucchese 18,350 RSUs and 26,408 PSUs; Ms. Lowenhar-Fisher 34,232 RSUs and 24,619 PSUs; and Mr. Ehrlich 22,383 RSUs and 28,197 PSUs.
(4)The value realized on vesting is equal to (i) the closing price of our Common Stock on the vesting date, multiplied by (ii) the number of shares that vested.
(5)Mr. Ehrlich served as Executive Vice President, Games Business Leader until September 1, 2024.

Employment Contracts and Equity Agreements, Termination of Employment and Change in Control Arrangements
The Company is a party to employment agreements with our NEOs, which provide that, in the event of the termination of the executive’s employment by the Company, the executive is entitled to the severance benefits described below. The severance benefits discussed below are all subject to the executive’s execution of a release of claims in favor of the Company. The employment agreements contain restrictive covenants not to compete with our Company or solicit our employees for a period of two years immediately following termination of employment, subject to certain exceptions, as well as confidentiality and preservation of intellectual property obligations.
Mr. Taylor:
In the event of termination by the Company without cause or by the executive for good reason (as such terms are defined in the employment agreement), Mr. Taylor’s employment agreement provides for twenty-four months of salary continuation plus two times his target bonus amount payable over twenty-four months, equity vesting as determined in the respective equity grant agreements, and the continued group health coverage will be for a period of twenty-four months. In the event of termination of the executive’s employment by the Company without cause or by the executive for good reason within twenty-four months following a Change in Control event, the equity grant agreements provide for accelerated vesting in full of all unvested RSUs; and the equity grant agreements provide for vesting of PSUs based on the greater of (a) the assumed achievement of the performance metrics at 100% of Target with the result prorated or (b) the actual achievement of the performance metrics on a prorated basis. In the event of death or incapacity, Mr. Taylor is entitled to base salary and employee benefits earned through the date of such death or incapacity. Beginning April 1, 2022, Mr. Taylor’s employment agreement is for a three-year term (the “Taylor Initial Term”). Unless the Company provides written notice of intent not to renew 90 days prior to the expiration of the Taylor Initial Term, the agreement shall automatically renew for one-year periods on April 1st of each year thereafter, unless either party provides 90 days’ notice of non-renewal.
Mr. Labay:
In the event of termination by the Company without cause or by the executive for good reason (as such terms are defined in the employment agreement), Mr. Labay’s employment agreement provides for twelve months of salary continuation plus one times the executive’s target bonus amount for the year of termination payable over twelve months, equity vesting as determined in the respective equity grant agreements, and continued group health insurance for a period of eighteen months. In the event of termination of the executive’s employment by the Company without cause or by the executive for good reason within twenty-four months following a Change in Control event, the equity grant agreements provide for accelerated vesting in full of all unvested RSUs; and the equity grant agreements provide for vesting of PSUs based on the greater of (a) the assumed achievement of the performance metrics at 100% of Target with the result prorated or (b) the actual achievement of the performance metrics on a prorated basis. In the event of death or incapacity, Mr. Labay is entitled to base salary and employee benefits earned through the date of such death or incapacity. Beginning April 1, 2020, Mr. Labay’s employment agreement is for a one-year term (the “Labay Initial Term”). Unless the Company provides written notice of intent not to renew 90 days prior to the expiration of the Labay Initial Term, the agreement shall automatically renew for one-year periods on April 1st of each year thereafter, unless either party provides 90 days’ notice of non-renewal.

Mr. Simmons:

In the event of termination by the Company without cause or by the executive for good reason (as such terms are defined in the employment agreement), Mr. Simmons’s employment agreement provides for twelve months of salary continuation plus one times his target bonus amount for the year of termination payable over twelve months, equity vesting as determined in the respective equity grant agreements, and continued group health insurance for a period of eighteen months. In the event of termination of the executive’s employment by the Company without cause or by the executive for good reason within twenty-four months following a Change in Control event, the equity grant agreements provide for accelerated vesting in full of all unvested RSUs; and the equity grant agreements provide for vesting of PSUs based on the greater of (a) the assumed achievement of the performance metrics at 100% of Target with the result prorated or (b) the actual achievement of the performance metrics on a prorated basis. In the event of death or incapacity, Mr. Simmons is entitled to base salary and employee benefits earned through the date of such death or incapacity. Unless the Company provides written notice of intent not to renew 90 days prior to the expiration of the Initial Term, the agreement shall automatically renew for one-year periods on April 1st of each year thereafter, unless either party provides 90 days’ notice of non-renewal.
Mr. Lucchese:
In the event of termination by the Company without cause or by the executive for good reason (as such terms are defined in the employment agreement), Mr. Lucchese’s employment agreement provides for twelve months of salary continuation plus one times his target bonus amount for the year of termination payable over twelve months, equity vesting as determined in the respective equity grant agreements, and continued group health insurance for a period of eighteen months. In the event of termination of the executive’s employment by the Company without cause or by the executive for good reason within twenty-four months following a Change in Control event, the equity grant agreements provide for accelerated vesting in full of all unvested RSUs; and the equity grant agreements provide for vesting of PSUs based on the greater of (a) the assumed achievement of the performance metrics at 100% of Target with the result prorated or (b) the actual achievement of the performance metrics on a prorated basis. In the event of death or incapacity, Mr. Lucchese is entitled to base salary and employee benefits earned through the date of such death or incapacity. Unless the Company provides written notice of intent not to renew 90 days prior to the expiration of the Initial Term, the agreement shall automatically renew for one-year periods on April 1st of each year thereafter, unless either party provides 90 days’ notice of non-renewal.
Ms. Lowenhar-Fisher:
In the event of termination by the Company without cause or by the executive for good reason (as such terms are defined in the employment agreement), Ms. Lowenhar-Fisher’s employment agreement provides for twelve months of salary continuation plus one times the executive’s target bonus amount for the year of termination payable over twelve months and continued group health insurance for the executive and the executive’s eligible dependents over eighteen months. In the event of termination of the executive’s employment by the Company without cause or by the executive for good reason within twenty-four months following a Change in Control event, the equity grant agreements provide for accelerated vesting in full of all unvested RSUs; and the equity grant agreements provide for vesting of PSUs based on the greater of (a) the assumed achievement of the performance metrics at 100% of Target with the result prorated or (b) the actual achievement of the performance metrics on a prorated basis. In the event of death or incapacity, Ms. Lowenhar-Fisher is entitled to base salary and employee benefits earned through the date of such death or incapacity. Unless the Company provides written notice of intent not to renew 90 days prior to the expiration of the Initial Term, the agreement shall automatically renew for one-year periods on March 22nd of each year thereafter, unless either party provides 90 days’ notice of nonrenewal.
Mr. Ehrlich:
Mr. Ehrlich was terminated by the Company without cause and Mr. Ehrlich’s employment agreement provided for twelve months of salary continuation plus one times his target bonus amount for the year of termination payable over twelve months, equity vesting as determined in the respective equity grant agreements, and continued group health insurance for a period of eighteen months.
Retention Bonus Program
Everi adopted a retention bonus program in March 2024, which was in connection with the original proposed transaction announced on February 29, 2024, providing for a retention bonus pool (the “First Retention Pool”) and entered into retention agreements with the NEOs listed below. In connection with the Pending Proposed Transaction, Everi established an additional bonus pool (the “Second Retention Pool”) and amended and restated the terms of such retention agreements with the intent to facilitate a smooth transition of the business, including during the pendency of the Pending Proposed Transaction. The retention agreements, as amended and restated, provide that an NEO will earn the right to receive retention bonus installment payments as follows:

(i)35% of the amount from the First Retention Pool was earned and payable on August 27, 2024;
(ii)35% of the amount from the Second Retention Pool was earned and payable on March 14, 2025;
(iii)65% of the amount from the First Retention Pool is earned and payable upon the closing of the Pending Proposed Transaction (the “Closing”); and
(iv)65% of the amount from the Second Retention Pool is earned and payable upon the nine (9) month anniversary of the Closing.
Each NEO’s retention agreement requires that the NEO remain continuously employed by Everi and continue to perform his or her duties satisfactorily through the applicable retention date above (except as provided below) in order to receive any installment payment. The retention bonus installment payments are subject to withholding and paid in the next regular payroll cycle following the applicable retention date.
If the NEO had been terminated without cause by Everi prior to March 15, 2025, such NEO would remain entitled to receive the second and third installment payments described above, but would have forfeited the fourth installment payment. If the NEO is or was terminated without cause by Everi or the combined enterprise on or after March 15, 2025, such NEO will remain entitled to receive the third and fourth installment payments described above. If the Closing does not occur for any reason, then the third and fourth installment payments will be automatically forfeited.
The maximum aggregate amount of each NEO’s retention bonus opportunity is listed in the table below:

Named Executive Officer(1)	Aggregate Retention Bonus Opportunity ($)
Mark F. Labay	$325,000
Darren D.A. Simmons	195,000
David J. Lucchese	165,000
Kate C. Lowenhar-Fisher	275,000
Dean A. Ehrlich (2)	125,000
(1)Mr. Taylor did not participate in the Company’s retention bonus program.
(2)Mr. Ehrlich served as Executive Vice President, Games Business Leader until September 1, 2024, and the amount in this row represents his entire retention bonus opportunity from the First Retention Pool, of which 35% has been paid and 65% of which is payable upon the Closing pursuant to his separation agreement. Mr. Ehrlich did not receive any allocation from the Second Retention Pool.

Potential Payments upon Termination or Change in Control
The following table sets forth the estimated payments and benefits to the NEOs based upon: (i) a hypothetical termination without cause by the Company or for good reason by the Executive on December 31, 2024 that is not in connection with a Change in Control event; (ii) a hypothetical Change in Control event on December 31, 2024; and (iii) a hypothetical termination without cause by the Company or for good reason by the Executive on December 31, 2024 in connection with a Change in Control event:

	Termination without cause or for good reason				Change in control event		Termination without cause or for good reason following a change in control event
Name	Cash payment(1) ($)	Benefits(2) ($)	Acceleration of stock and options(3) ($)	Total ($)	Cash payment(4) ($)	Acceleration of stock and options(3) ($)	Cash payment(1) ($)	Benefits(2) ($)	Acceleration of stock and options (3)(5)(6) ($)	Total ($)
Randy L. Taylor	2,920,000	23,351	—	2,943,351	—	—	2,920,000	23,351	5,838,009	8,781,360
Mark F. Labay	953,750	20,520	—	974,270	166,250	—	1,051,250	20,520	1,823,836	2,895,606
Darren D. A. Simmons	858,250	20,520	—	878,770	105,750	—	903,750	20,520	1,508,608	2,432,878
David J. Lucchese	822,750	14,330	—	837,080	87,750	—	865,000	14,330	1,058,959	1,938,289
Kate C. Lowenhar-Fisher	858,750	20,520	—	879,270	141,250	—	940,000	20,520	1,074,865	2,035,385
Dean A. Ehrlich(7)	860,000	14,996	—	874,996	81,250	—	—	—	—	—
___________________
(1)Reflects base salary, target bonus and retention bonus amount, as applicable, that would have been payable to the NEO, assuming the NEO’s termination on December 31, 2024.
(2)Estimated value of continued coverage under group health insurance plans through the end of the applicable severance period.
(3)The value attributable to the hypothetical acceleration of the vesting of any RSUs held by a NEO is determined by multiplying the number of unvested shares of RSUs accelerated by $13.51 (the closing price of our Common Stock on December 31, 2024). The value attributable to the hypothetical acceleration of the vesting of any PSUs held by a NEO is determined by multiplying the number of pro-rated unvested shares of PSUs accelerated by $13.51 (the closing price of our Common Stock on December 31, 2024). The value attributable to the hypothetical acceleration of the vesting of any stock option awards held by a NEO is determined by multiplying (i) the difference, if greater than zero, between the exercise price of the applicable stock option award and the closing price of our Common Stock on December 31, 2024 of $13.51 by (ii) the number of unvested shares underlying the applicable stock option. The equity awards held by the NEO that are subject to possible acceleration are described as unexercisable or not vested in the table entitled “Outstanding Equity Awards at December 31, 2024.” There were no unvested options for the NEOs as of December 31, 2024.
(4)Reflects the second and third payments of the retention bonus program that would have been payable to the NEOs, assuming continued employment pursuant to a change in control event on December 31, 2024.
(5)The 2023 PSUs have been presented based on achieving a target level of performance.
(6)The 2024 PSUs have been presented based on achieving a maximum level of performance.
(7)Mr. Ehrlich served as Executive Vice President, Games Business Leader until September 1, 2024. Upon his termination, Mr. Ehrlich was entitled to receive cash payments of $860,000, of which $269,567 was paid in the year ended 2024 with the remaining amount of $590,433 to be paid in the year ended 2025.

Pension Benefits and Nonqualified Deferred Compensation
We do not currently offer, nor do we have plans that provide, pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements to our executives, other than the qualified retirement benefits generally available to employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to the Company with respect to the beneficial ownership as of March 21, 2025 by: (i) stockholders who are beneficial owners of 5% or more of our Common Stock; (ii) directors and NEOs; and (iii) all directors and executive officers as a group.
There were 86,479,600 shares of our Common Stock issued and outstanding as of the close of business on March 21, 2025. The amounts and percentages of our Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the close of business on March 21, 2025. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

	Shares beneficially owned
Name	Number	Percentage(1)
Principal stockholders
BlackRock, Inc.(2)	6,968,436	8.1
The Vanguard Group(3)	4,810,122	5.6
Directors and named executive officers(4)
Michael D. Rumbolz(5)	1,877,984	2.2
Randy L. Taylor(6)	1,123,198	1.3
David J. Lucchese(7)	766,318	*
Mark F. Labay(8)	264,697	*
Darren D. A. Simmons(9)	261,980	*
Geoff P. Judge(10)	219,240	*
Dean A. Ehrlich(11)	184,627	*
Kate C. Lowenhar-Fisher(12)	81,004	*
Linster W. Fox(13)	70,000	*
Maureen T. Mullarkey(14)	10,000	*
Secil Tabli Watson(15)	1,000	*
Debra L. Nutton(16)	500	*
Atul Bali(17)	—	*
Paul W. Finch, Jr.(18)	—	*
Directors and executive officers as a group (14 persons)	4,985,493	5.6
___________________
*Represents beneficial ownership of less than 1%.
(1)The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date, by the sum of the number of shares outstanding as of March 21, 2025 plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date. Consequently, the numerator and denominator for calculating beneficial ownership percentages may be different for each beneficial owner.
(2)As reported on Schedule 13G/A filed on November 8, 2024 for shares held by BlackRock, Inc. (“BlackRock”) as of September 30, 2024. According to the Schedule 13G/A, BlackRock has sole voting power over 6,777,515 shares, shared voting and dispositive power over no shares, and sole dispositive power over 6,968,436 shares. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(3)As reported on Schedule 13G/A filed on November 12, 2024 for shares held by The Vanguard Group (“Vanguard”) as of September 30, 2024. According to the Schedule 13G/A, Vanguard has sole dispositive power over 4,628,913 shares, sole voting power over no shares, shared dispositive power over 181,209 shares, and shared voting power over 101,645 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Includes shares owned and shares issuable upon exercise of stock options that are currently exercisable or will be within 60 days of March 21, 2025.
(5)Consists of 1,040,775 shares owned by Mr. Rumbolz and 837,209 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days for Mr. Rumbolz.
(6)Consists of 811,198 shares owned by Mr. Taylor and 312,000 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days for Mr. Taylor.
(7)Consists of 558,842 shares owned by Mr. Lucchese and 207,476 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days for Mr. Lucchese.
(8)Consists of 169,697 shares owned by Mr. Labay and 95,000 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days for Mr. Labay.
(9)Consists of 161,980 shares owned by Mr. Simmons and 100,000 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days for Mr. Simmons.
(10)Consists of 84,240 shares owned by Mr. Judge and 135,000 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days for Ms. Judge.
(11)Consists of 184,627 shares owned by Mr. Ehrlich as of September 1, 2024.
(12)Consists of 81,004 shares owned by Ms. Lowenhar-Fisher.
(13)Consists of 70,000 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days for Mr. Fox.
(14)Consists of 10,000 shares owned by Ms. Mullarkey.
(15) Consists of 1,000 shares owned by Ms. Watson.
(16)Consists of 500 shares owned by Ms. Nutton.
(17)As of the date of this filing, Mr. Bali is not a beneficial owner of any securities, nor does he have a right to acquire beneficial ownership within 60 days.
(18)As of the date of this filing, Mr. Finch is not a beneficial owner of any securities, nor does he have a right to acquire beneficial ownership within 60 days.

Equity Compensation Plan Information
The following table provides information as of December 31, 2024 with respect to shares of our Common Stock that may be issued under the Company’s equity compensation plans:

Plan category	Equity plan	Number of securities to be issued upon exercise and release of outstanding options, awards, warrants and rights		Weighted average exercise price of outstanding options, awards, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	2014 Plan	4,876,139		$4.25	4,473,825
Equity compensation plans not approved by stockholders(2)	2012 Plan	557,423	(3)	$2.79	—	(1)
Total		5,433,562			4,473,825
___________________
(1)No further grants or awards may be made under the 2012 Plan.
(2)In connection with its acquisition of Everi Games Holding in December 2014, the Company assumed the awards under the predecessor 2012 Equity Incentive Plan (the “2012 Plan”), in accordance with applicable NYSE listing standards; therefore, the 2012 Plan was approved by the stockholders of the predecessor entity, and not by the Company’s stockholders. The Company elected to assume the available shares reserved for use under the 2012 Plan to grant awards following the acquisition to former employees of Everi Games Holding, and its subsidiaries and others who were not employees, directors or consultants of the Company or its subsidiaries prior to the acquisition.
(3)Consists of shares of our Common Stock subject to outstanding options assumed in connection with the acquisition of Everi Games Holding.
Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Taylor, our Chief Executive Officer in 2024. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Name and principal position	Year	Salary ($)	Bonus ($)		Stock awards ($)		Non-equity incentive plan compensation(1) ($)	All other compensation(2) ($)	Total ($)
Randy L. Taylor, President and Chief Executive Officer	2024	730,000	—		2,399,880	(3)	—	30,612	3,160,492
Median Employee(4)	2024	86,808	585	(5)	—		—	3,924	91,317
Pay Ratio									34.6	x
___________________
(1)Represents the amount of non-equity incentive compensation earned for the fiscal year. Amounts earned for a calendar year are typically paid in the first quarter of the following fiscal year. There was no non-equity incentive compensation earned by the Chief Executive Officer or Median Employee for the 2024 calendar year.

(2)Includes contributions made by the Company under its 401(k) plan, the cost of short-term and long-term disability coverage, the cost of group term life insurance and executive disability insurance, among other considerations. We make contributions on behalf of certain executive officers consistent with Company contributions to all eligible non-executive employees.
(3)Represents the fair value of the stock awards granted to the NEO, as calculated in accordance with FASB ASC Topic 718, Stock Compensation. For a discussion of the assumptions made in determining the valuation of these equity awards, see our notes to the financial statements in the Annual Report on Form 10-K for the applicable periods. The stock awards amount was not annualized as it reflected remuneration received at a single point in time under Mr. Taylor’s employment agreement serving as President and Chief Executive Officer.
(4)Represents the total annual compensation of the median (i.e., middle-most) employee, excluding the Chief Executive Officer.
(5)Represents a spot bonus paid to the median employee.
To identify the median of the annual total compensation of our employees, as well as to determine the annual total compensation of the “median employee,” we took the following steps:
1.We determined that, as of December 31, 2024, we had approximately 2,300 employees, a significant majority of which work domestically, and are comprised of approximately 1,000 and 1,300 employees, for our Games and FinTech segments, respectively.
2.The relevant payroll and other compensation data for our employee population are maintained in a single system located at our principal headquarters in the U.S. and were utilized to identify the “median employee” from our domestic employee population. To identify the “median employee” from our domestic employee population, we compared the amount of base salary of our employees as reflected in our payroll records and what is included as part of the total compensation reported to the Internal Revenue Service on Form W-2 for 2024. We identified the median employee using this compensation measure, which was consistently applied to our employees included in the calculation.
3.Once we identified the median employee, we combined all of the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation presented in the pay ratio calculation. The difference between such employee’s base salary and the employee’s annual total compensation represents company matching contributions on behalf of the employee to our 401(k) employee savings plan and other portions of incidental income (e.g., cost of short-term and long-term disability coverage, life insurance, among other considerations). Since we do not maintain a defined benefit or other actuarial plan for our employees, and do not otherwise provide a plan for payments or other benefits at, following, or in connection with retirement, the “median employee’s” annual total compensation did not include such amounts.
Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table for PEO - Michael D. Rumbolz (1)(2)	Summary Compensation Table for PEO - Randy L. Taylor (1)(3)	Compensation Actually Paid to PEO - Michael D. Rumbolz(2)(4)	Compensation Actually Paid to PEO - Randy L. Taylor (3)(4)	Average Summary Compensation Table Total for Non-PEO NEOs (5)(6)	Average Compensation Actually Paid to Non-PEO NEOs (7)	Total Stockholder Return (8)(9)	S&P Software & Services Select Index Total Stockholder Return (10)	Net Income (11) (in thousands)	AEBITDA(12) (in thousands)
2024	$—	$3,160,492	$—	$5,438,847	$1,062,824	$1,422,696	$100.60	$189.60	$15,016	$308,174
2023	$—	$4,804,807	$—	$2,819,647	$1,428,984	$924,190	$83.92	$150.75	$83,997	$367,002
2022	$806,571	$4,681,120	$(2,117,478)	$613,489	$1,320,512	$(215,338)	$106.85	$108.52	$120,489	$374,082
2021	$3,262,952	$—	$9,983,819	$—	$1,944,471	$4,017,295	$158.97	$164.91	$152,925	$347,205
2020	$2,450,003	$—	$4,087,371	$—	$1,196,371	$2,118,379	$102.83	$152.72	$(81,680)	$176,528
(1)Represents the amounts of total compensation reported in our Summary Compensation Table.
(2)As of April 1, 2022, Mr. Rumbolz transitioned from CEO to Executive Chair of the Board. Mr. Rumbolz previously served as Chief Executive Officer until April 1, 2022.
(3)As of April 1, 2022, Mr. Taylor began serving as President and Chief Executive Officer. Mr. Taylor previously served as President and Chief Operating Officer until April 1, 2022.
(4)Represents the amounts of “compensation actually paid”, as computed in accordance with SEC rules. The amounts do not reflect the actual compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid for 2024:

Year	Reported Summary Compensation Table Total for PEO - Randy L. Taylor	Deduct Reported Value of Equity Awards- Randy L. Taylor(a)	Add or Deduct Equity Award Adjustments- Randy L. Taylor(b)	Compensation Actually Paid to PEO - Randy L. Taylor
2024	$3,160,492	$2,399,880	$4,678,235	$5,438,847
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

PEO - Randy L. Taylor
Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value from Prior Year End to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Equity Award Adjustments
2024	$4,987,751	$571,088	$—	$(128,895)	$(751,709)	$—	$4,678,235
(5)The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding our CEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Mark F. Labay, Darren D. A. Simmons, David J. Lucchese, Kate C. Lowenhar-Fisher, and Dean A. Ehrlich; (ii) for 2023, Mark F. Labay, Dean A. Ehrlich, Darren D. A. Simmons, and David J. Lucchese ; (iii) for 2022, Mark F. Labay, Dean A. Ehrlich, Darren D. A. Simmons, and David J. Lucchese ; (iv) for 2021, Mark F. Labay, Randy L. Taylor, Dean A Ehrlich, and Kate C. Lowenhar-Fisher; and (v) for 2020, Randy L. Taylor, Mark F. Labay, Dean A. Ehrlich, and David J. Lucchese.
(6)Mr. Ehrlich served as Executive Vice President, Games Business Leader until September 1, 2024.
(7)The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our CEO), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our CEO) during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding our CEO) for each year to determine the compensation actually paid, using the same methodology described above in Note 4:

Year	Reported Summary Compensation Table for Non-PEO NEO’s	Deduct Reported Value of Equity Awards	Add or Deduct Equity Award Adjustments(a)	Compensation Actually Paid to Non-PEO NEO’s
2024	$1,062,824	$532,028	$891,900	$1,422,696
(a)The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value from Prior Year End to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Equity Award Adjustments
2024	$1,092,795	$107,900	$—	$(114,726)	$(194,069)	$—	$891,900
(8)The Company’s closing stock prices were $13.51, $11.27, $14.35, $21.35, and $13.81 for the years ended December 31, 2024, 2023, 2022, 2021, and 2020, respectively.
(9)The cumulative Total Stockholder Return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(10)The peer group used for this purpose is the published S&P Software & Services Select Industry Index.
(11)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(12)The dollar amounts reported represent the amount of AEBITDA and are to be read in conjunction with our 10-K audited financial statements for the applicable year. For additional information related to AEBITDA, refer to Appendix A: Unaudited Reconciliation of Selected Financial GAAP to non-GAAP measures.

Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•AEBITDA
•Total Revenue
•Relative TSR
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative TSR
Total Stockholder Return has the most direct and significant impact on PEO and NEO compensation actually paid. This is primarily driven by our compensation program design, which is structured with a significant portion of compensation at-risk, through RSUs and PSUs. SEC rules require that Peer Group total stockholder return be presented as a performance measure in the Pay versus Performance Table above. The graph below shows the relationship between the Company’s total stockholder return and the total stockholder return of the Peer Group, as well as compensation actually paid (as computed in accordance with SEC rules). Our peer group used is the published S&P Software & Services Select Industry Index, as reported in the Company’s consolidated financial statements, for the five fiscal years ending December 31, 2024.

Compensation Actually Paid vs Total Stockholder Return
Compensation Actually Paid
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$(2,000,000)
$(4,000,000)
Cumulative TSR
(value of initial $100 investment)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2019
2020
2021
2022
2023
2024
CEO - Michael D. Rumbolz
CEO - Randy L. Taylor
Average for Non-CEO NEOs
Company
Index

Compensation Actually Paid and Net Income
SEC rules require that net income be presented as a performance measure in the Pay versus Performance Table above. The graph below shows the relationship between compensation actually paid (as computed in accordance with SEC rules) to our PEOs and the average of the compensation actually paid (as computed in accordance with SEC rules) to our other NEOs and net income attributable to the company over the five fiscal years ending December 31, 2024 as reported in the Company’s consolidated financial statements.

Compensation Actually Paid vs Net Income
Compensation Actually Paid
Net Income (millions)
$16,000,000
$11,000,000
$6,000,000
$1,000,000
-$4,000,000
$270
$220
$170
$120
$70
$20
-$30
-$80
-$130
-$180
2020
2021
2022
2023
2024
CEO - Michael D. Rumbolz
CEO - Randy L. Taylor
Average for Non-CEO NEOs
Net Income

Compensation Actually Paid and AEBITDA
AEBITDA is the company-selected measure. As the core metric used to link company performance to compensation actually paid (as computed in accordance with SEC rules). AEBITDA has a material impact on PEO and NEO compensation as it is used to calculate performance-based incentive compensation. The graph below shows the relationship between compensation actually paid (as computed in accordance with SEC rules) to our PEOs and the average of the compensation actually paid (as computed in accordance with SEC rules) to our other NEOs and our AEBITDA over the five fiscal years ending December 31, 2024.

Compensation Actually Paid vs Consolidated AEBITDA
Compensation Actually Paid
Consolidated AEBITDA (millions)
$16,000,000
$11,000,000
$6,000,000
$1,000,000
-$4,000,000
$400
$350
$300
$250
$200
$150
$100
$50
$0
2020
2021
2022
2023
2024
CEO - Michael D. Rumbolz
CEO - Randy L. Taylor
Average for Non-CEO NEOs
Consolidated AEBITDA

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item No. 3 on the Proxy Card)

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

Ratification of PricewaterhouseCoopers LLP
As previously disclosed in the Company’s Current Report on Form 8-K filed on May 28, 2024, the Audit Committee completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the remainder of the 2024 fiscal year in light of the Pending Proposed Transaction. As a result of this process and following careful deliberation, on May 28, 2024, the Audit Committee notified Ernst & Young, LLP (“EY”) that it had determined to dismiss EY as the Company’s independent registered public accounting firm, effective as of that same date. On, and effective as of, May 28, 2024, the Audit Committee selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024.
Although the Company is not required to seek stockholder approval of its selection of an independent registered public accounting firm, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for stockholder rejection and will reconsider its selection of its independent registered public accounting firm. However, because of the difficulty in making any substitution so long after the beginning of the current year, the appointment of PwC for fiscal year 2025 will stand, unless the Audit Committee finds other good reason for making a change and doing so is in the best interests of the Company and its stockholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. Proxies solicited by our Board will, unless otherwise directed, be voted to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Prior Independent Registered Public Accounting Firm
EY’s audit report on the Company’s financial statements for the fiscal year ended December 31, 2023 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal year ended December 31, 2023 and through May 28, 2024, (i) there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter in connection with its report on the Company’s financial statements for such year; and (ii) there were no reportable events, within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal years ended December 31, 2023 and through May 28, 2024, neither the Company, nor any party on the Company’s behalf, consulted PwC with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Attendance at Annual Meeting
Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.
Fees
The following table represents fees invoiced for professional audit services rendered by PwC, our independent registered public accounting firm for the year ended December 31, 2024, and fees invoiced for professional audit services rendered by EY, our prior independent registered public accounting firm for the year ended December 31, 2023, for the audit of the Company’s annual financial statements as well as fees invoiced for additional services rendered by them for each respective year (amounts in thousands):

	Year Ended December 31,
	2024	2023
Audit fees(1)	$1,809	$1,338
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$1,809	$1,338
_______________
(1)Audit fees include amounts for the following professional services:
•audit of the Company’s annual financial statements for fiscal years 2024 and 2023;
•attestation services, technical consultations and advisory services in connection with Section 404 of the Sarbanes-Oxley Act of 2002;
•reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q;
•statutory and regulatory audits, consents and other services related to SEC matters;
•professional services provided in connection with other statutory and regulatory filings;
•out-of-scope services, inclusive of additional audit charges;
•access to a cloud-based accounting research tool; and
•access to a cloud-based disclosure checklist tool.
In making its recommendation to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, the Audit Committee has considered whether services other than audit and audit-related services provided by PwC are compatible with maintaining the independence of PwC.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by its independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The hours expended on the engagement to audit the Company’s financial statements for fiscal year 2024 were not attributed to work performed by persons other than PwC’s full-time, permanent employees. All of the services described in the table above were approved in conformity with the Audit Committee’s pre-approval process for independent registered public accounting firm fees.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board currently consists of Messrs. Fox, Judge, Bali, and Finch, and Mses. Mullarkey, Watson, and Nutton. Mr. Fox serves as Chair of the Audit Committee. The Board has determined that each member of the Audit Committee meets the experience requirements of the rules and regulations of the NYSE and the SEC, as currently applicable to the Company. The Board has also determined that each member of the Audit Committee meets the independence requirements of the rules and regulations of the NYSE and the SEC, as currently applicable to the Company.
The Audit Committee operates under a written charter approved by the Board. A copy of the charter is available on our website at https://www.everi.com/investor-relations/governance/governance-documents/.
The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee annually recommends to the Board the appointment of an independent registered public accounting firm to audit the consolidated financial statements and internal controls over financial reporting of the Company and meets with such personnel of the Company to review the scope and the results of the annual audits, the amount of audit fees, the Company’s internal controls over financial reporting, the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K and other related matters.
The Audit Committee has reviewed and discussed with management the consolidated financial statements for fiscal year 2024 audited by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2024, and management’s assessment of internal controls over financial reporting. The Audit Committee has discussed with PricewaterhouseCoopers LLP various matters related to the financial statements, including those matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP regarding its communications with the Audit Committee concerning independence, as required by the Public Company Accounting Oversight Board’s applicable rules, and has discussed with PricewaterhouseCoopers LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
The Audit Committee and the Board also has recommended, subject to stockholder ratification, the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Members of the Audit Committee:

Linster W. Fox (Chair) Geoffrey P. Judge Maureen T. Mullarkey Atul Bali Secil Tabli Watson Paul W. Finch, Jr. Debra L. Nutton

FREQUENTLY ASKED QUESTIONS
Why am I receiving these proxy materials?
The Board is furnishing these proxy materials to you in connection with the Company’s Annual Meeting to be held on Wednesday, May 21, 2025, at the Company’s Corporate Headquarters located at 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113, beginning at 9:00 a.m. Pacific Time. At the Annual Meeting, you are entitled and requested to vote on the proposals outlined in this Proxy Statement.
This Proxy Statement is dated April 18, 2025, and is first being mailed to stockholders on or about April 18, 2025.
What proposals will be voted on at the Annual Meeting, and what are the recommendations of the Board?
There are three proposals scheduled to be voted on at the Annual Meeting. The proposals, and the Board’s voting recommendations with respect to such proposals, are as follows:

Proposal 1	Board’s Voting Recommendations
Election of three Class II directors to serve until the Company’s 2028 annual meeting of stockholders.	FOR each of the Board’s nominees
Proposal 2
Approval, on a non-binding, advisory basis, of the compensation of our named executive officers as shown in this Proxy Statement.	FOR
Proposal 3
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR
Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice of 2025 Annual Meeting of Stockholders accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment. Our stockholders have no dissenter’s or appraisal rights in connection with any of the proposals to be presented at the Annual Meeting.
What is the record date and what does it mean?
The record date for the Annual Meeting is April 4, 2025 (the “Record Date”). Only holders of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on April 4, 2025, there were approximately 86,536,650 shares of Common Stock outstanding and entitled to vote.
Shares held in treasury by the Company are not treated as being issued or outstanding for purposes of determining the number of shares of Common Stock entitled to vote.
How many votes do I have?
Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock owned as of the Record Date.
Who is a “stockholder of record,” and who is a “beneficial holder”?
You are a stockholder of record if your shares of our Common Stock are registered directly in your own name with our transfer agent, Broadridge Financial Solutions, Inc. (“Broadridge”), as of the Record Date. You are a beneficial owner if a bank, brokerage firm, trustee, or other agent (each, a “nominee”) holds your stock. This is often called ownership in “street name” because your name does not appear in the records of our transfer agent. If your shares are held in street name, you will receive instructions from the holder of record. You must follow the instructions of the holder of record for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered directly in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your nominee to obtain a legal proxy and bring it to the Annual Meeting to vote. For additional requirements to attend the Annual Meeting, see the information provided on page 5.
Who votes shares held in “street name”?
If you are a beneficial owner of shares held in “street name” by a nominee or other holder of record, and you do not give that nominee or other record holder specific instructions as to how to vote those shares, under the rules of the NYSE, your nominee or other record holder may, but is not required, to vote your shares on routine proposals. Without your specific instructions, however, your nominee or other record holder cannot vote your shares on non-routine proposals, and may elect not to vote on any of the proposals unless you provide voting instructions. Accordingly, if you do not instruct your nominee or other record holder how to vote, and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. If you hold your shares in street name, please refer to the information forwarded by your nominee or other holder of record for procedures on voting your shares or revoking or changing your proxy. We urge you to promptly provide instructions to your nominee or other holder of record regarding the voting of your shares so that all your shares are voted on all proposals, even if you plan to attend the Annual Meeting.
What constitutes a quorum?
The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date will constitute a quorum permitting the proposals described herein to be acted upon at the Annual Meeting. Abstentions and broker non-votes are counted as present and are, therefore, included for purposes of determining whether a quorum of shares of Common Stock is present at the Annual Meeting.
What is the voting requirement to approve each of the proposals?

Voting Item	Board Recommendation	Voting Standard	Treatment of Abstentions & Broker Non-Votes (if any)
Election of Directors	For each of the Board’s nominees	Plurality(1) of Shares Represented at the Meeting and Entitled to Vote Thereon	No effect on the outcome of the election
Say on Pay(2)	For	Majority(3) of Shares Represented at the Meeting and Entitled to Vote Thereon	Broker Non-Votes: No effect on the outcome of this proposal Abstentions: Same effect as a vote “Against” this proposal
Auditor Ratification	For	Majority(3) of Shares Represented at the Meeting and Entitled to Vote Thereon	Broker Non-Votes: No effect on the outcome of this proposal Abstentions: Same effect as a vote “Against” this proposal
___________________
(1)Director nominees who receive the highest number of shares voted “For” his or her election are elected.
If a nominee in an uncontested election (such as this one) nonetheless does not receive the vote of at least the majority of the votes cast and no successor has been elected at such meeting, he or she may trigger the Company’s guideline regarding majority voting for directors. Full details of the guideline are set out in our Corporate Governance Guidelines, which are publicly available at the Corporate Governance section of the “Investors” page on our website at: https://www.everi.com/investor-relations/governance/governance-documents/.

(2)Although this vote is advisory and non-binding on our Board, the Board and Compensation Committee will consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of our compensation program and/or the frequency of votes on our compensation program, as applicable.
(3)Number of shares voted “For” must exceed 50% of the number of shares represented at the meeting and entitled to vote thereon.
All valid proxies received prior to the Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If you are a stockholder of record and sign and return your proxy card or vote electronically without making any specific selections, your shares will be voted in accordance with the recommendations of the proxy holders on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting.
How do I vote my shares?
You can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting. A proxy may be given in one of the following three ways:
•electronically by using the Internet;
•after receiving your proxy materials, over the telephone by calling a toll-free number; or
•by mailing the enclosed proxy card.
We encourage you to vote over the Internet or by telephone in advance of the meeting. Specific instructions for stockholders who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. If your shares are held in street name through a nominee or other holder of record, you will receive instructions from the nominee or other record holder that you must follow to have your shares voted.
How are the proxy card votes counted?
If the accompanying proxy card is properly completed, signed, and returned to us, and not subsequently revoked, it will be voted as directed by you. If the proxy card is submitted, but voting instructions are not provided, the proxy will be voted: (i) “For” each of the director nominees; (ii) “For” the advisory approval of the compensation of our named executive officers; and (iii) “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Can I change my vote after submitting my proxy?
You can change your vote at any time before your proxy is exercised at the Annual Meeting. You may do so in one of the following four ways:
•submitting another proxy card bearing a later date;
•sending a written notice revoking your proxy to the Corporate Secretary of the Company at 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113, or via e-mail to secretary@everi.com;
•submitting new voting instructions via telephone or the Internet (if initially able to vote in that manner); or
•attending the Annual Meeting and voting in person.
If you hold your shares in “street name” through a nominee or other holder of record and you have instructed the nominee or other holder of record to vote your shares, you must follow the directions received from the nominee or other holder of record to change those instructions. Please refer to the information sent by your nominee or other holder of record for procedures on revoking or changing your proxy.

Who is paying for this proxy solicitation?
This proxy solicitation is being made by the Board of the Company. The Company will bear the cost of soliciting proxies, including the cost of preparing, assembling, printing, and mailing this Proxy Statement. The Company also will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, proxies may be solicited by certain of the Company’s directors, officers, and regular employees, either personally, by telephone, facsimile or e-mail. None of such persons will receive any additional compensation for their services.
How can I find out the voting results?
The Company will report the voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the end of the Annual Meeting.
Changing the way you receive proxy materials in the future – How do I receive electronic access to proxy materials for future annual meetings?
Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company and benefits the environment. If you are a stockholder of record and would like to receive future proxy materials electronically, you can select this option by following the instructions provided when you vote your proxy over the Internet at: www.proxyvote.com. If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your nominee or other holder of record or the Company to rescind your instructions. You do not have to elect Internet access each year.
If your shares of Common Stock are registered in the name of a brokerage firm, you still may be eligible to vote your shares of Common Stock electronically over the Internet. A large number of brokerage firms are participating in the Broadridge online program, which provides eligible stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in Broadridge’s program, your proxy materials will provide instructions for voting online. If your proxy materials do not reference Internet information, please complete and return your voting instruction form.
What is “householding”?
There are circumstances under which you may receive multiple mailings containing copies of the proxy materials, proxy cards, or voting instruction form. For example, if you hold your shares in more than one brokerage account, you may receive separate mailings for each such brokerage account. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one mailing. Please authorize your proxy in accordance with the instructions of each mailing separately, since each one represents different shares that you own.
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” provides extra convenience for stockholders, cost savings for companies, and benefits the environment. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement, or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or notify the Company by sending a written request to the Corporate Secretary of the Company at 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113, or via e-mail to secretary@everi.com, or by calling (702) 855-3000. The Company, if contacted, will undertake to promptly deliver the requested materials.

When are stockholder proposals due for the 2026 Annual Meeting of Stockholders?
Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy certain other conditions established by the SEC, including specifically under Rule 14a-8 of the Exchange Act. To be timely, a proposal must be received at our principal executive offices, addressed to our Corporate Secretary of the Company, not less than 120 calendar days before the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting. Accordingly, for a stockholder proposal to be included in our proxy materials for our 2026 Annual Meeting of Stockholders, the proposal must be received at our principal executive offices, addressed to our Corporate Secretary of the Company, not later than the close of business on December 19, 2025.
Subject to certain exceptions, stockholder business (including nominations) that is not intended for inclusion in our proxy materials may be brought before an annual meeting so long as notice of the proposal—as specified by, and subject to the conditions set forth in, our Bylaws—is delivered to our Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting. For our 2026 Annual Meeting of Stockholders, proper notice of business that is not intended for inclusion in our proxy statement must be received no earlier than the close of business on January 21, 2026, nor later than the close of business on February 20, 2026. In addition to giving notice pursuant to the advance notice provisions of the Company’s bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must also provide proper written notice that sets forth all information required by Rule 14a-19, the SEC’s universal proxy rule, to the Secretary of the Company at our principal executive offices by no later than March 22, 2026 (or, if the 2026 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 30 days after the one-year anniversary date, then notice must be provided not later than 60 calendar days prior to the date of the 2026 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made by the Company).
A stockholder’s notice to the Corporate Secretary of the Company must set forth as to each matter the stockholder proposes to bring before the annual meeting:
•Director Nomination: all information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
•Stockholder Proposals: a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.
Each stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made must also include (a) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (b) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, and (c) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees.

OTHER MATTERS
As of the date of this Proxy Statement, the Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies in the enclosed form of proxy or their substitutes will vote in accordance with their judgment on such matters.

ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K
The 2024 Annual Report, including the Company’s audited financial statements, is being delivered with this Proxy Statement, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Compensation Committee Report” and the “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
We will provide a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, to each stockholder as of the Record Date, without charge, upon written request to Corporate Secretary, Everi Holdings Inc., 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada, 89113, or via e-mail to secretary@everi.com. Any exhibits listed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 also will be furnished upon written request at the actual expense we incur in furnishing such exhibits.

By Order of the Board of Directors,

/s/ Randy L. Taylor

Randy L. Taylor
President and Chief Executive Officer & Director
Las Vegas, Nevada
April 18, 2025

Appendix A
UNAUDITED RECONCILIATION OF SELECTED FINANCIAL GAAP TO NON-GAAP MEASURES
The following table presents a reconciliation of AEBITDA and Free Cash Flow (“FCF”), non-GAAP financial measures included in this Proxy Statement, to net income, the most comparable GAAP financial measure:

	Reconciliation of net income to AEBITDA and to FCF
	Year Ended December 31,
	2024		2023		2022
	(in thousands)
Net income	$15,016		$83,997		$120,489
Income tax provision	881		17,594		37,111
Interest expense, net of interest income	73,288		77,693		55,752
Operating income	89,185		179,284		213,352
Plus: depreciation and amortization	153,956		138,733		126,359
EBITDA	243,141		318,017		339,711

Non-cash stock compensation expense	10,702		18,711		19,789
Accretion of contract rights	9,340		9,340		9,578
Impairment of acquired intangible assets	—		11,680		—
Acquisition related earnout reduction	—		(1,766)		—
Merger-related employee retention costs	12,263		—		—
Merger-related professional fees and related expense	22,552		—		—
Inventory related adjustments	7,342		—		—
Litigation fees, net of settlements received	675		(166)		2,291
Employee severance costs and other expenses	2,268		1,981		—
Office and warehouse consolidation costs	—		4,781		686
Debt amendment costs	—		92		—
Asset acquisition expense, non-recurring professional fees and other	—		3,135		2,027
Other non-recurring charges	(109)		1,197		—
AEBITDA	308,174		367,002		374,082

Cash paid for interest, net(1)	(71,931)	(2)	(74,500)	(3)	(50,942)	(4)
Cash paid for capital expenditures	(156,431)		(145,108)		(127,568)
Cash paid for placement fees	—		—		(547)
Cash paid for taxes, net	(14,476)		(5,481)		(4,522)
FCF	$65,336		$141,913		$190,503
(1) Cash paid for interest, net includes the cash received for interest income.
(2) Includes the cash received for interest income of $15.2 million for the year ended December 31, 2024.
(3) Includes the cash received for interest income of $12.0 million for the year ended December 31, 2023.
(4) Includes the cash received for interest income of $3.8 million, as compared to the previously reported cash paid for interest of $54.7 million for the year ended December 31, 2022.
We present AEBITDA, as we use this measure to manage our business and consider this measure to be supplemental to our operating performance. We also make certain compensation decisions based, in part, on
A-1

our operating performance, as measured by AEBITDA; and our credit facility and senior unsecured notes require us to comply with a consolidated secured leverage ratio that includes performance metrics substantially similar to AEBITDA. We present FCF as a measure of performance. It should not be inferred that the entire FCF amount is available for discretionary expenditures. Accordingly, these measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. These measures should be read in conjunction with our net earnings, operating income, and cash flow data prepared in accordance with GAAP.
A-2

Appendix B
PROXY VOTING CARD

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O EVERI HOLDINGS INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 20, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 20, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66864-P25952 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVERI HOLDINGS INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of three Class II Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Geoffrey P. Judge
02) Michael D. Rumbolz
03) Debra L. Nutton

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Advisory approval, on a non-binding basis, of the compensation of our named executive officers.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

B-1

B-2